Exhibit 99.2

SL Green Realty Corp.

Third Quarter

Supplemental Data

September 30, 2008

SL Green Realty Corp. is a fully integrated, self-administered and self-managed Real Estate Investment Trust, or REIT, that primarily acquires, owns, manages, leases and repositions office properties in emerging, high-growth submarkets of Manhattan.

•                  SL Green’s common stock is listed on the New York Stock Exchange, and trades under the symbol SLG.

•                  SL Green maintains an internet site at www.slgreen.com at which most key investor relations data pertaining to dividend declaration, payout, current and historic share price, etc. can be found.  Such information is not reiterated in this supplemental financial package.  This supplemental financial package is available through the Company’s internet site.

•                  This data is furnished to supplement audited and unaudited regulatory filings of the Company and should be read in conjunction with those filings.  The financial data herein is unaudited and is provided from the perspective of timeliness to assist readers of quarterly and annual financial filings.  As such, data otherwise contained in future regulatory filings covering the same period may be restated from the data presented herein.

Questions pertaining to the information contained herein should be referred to Investor Relations at investor.relations@slgreen.com or at 212-216-1601.

This report includes certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical facts, included in this report that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future, including such matters as future capital expenditures, dividends and acquisitions (including the amount and nature thereof), expansion and other development trends of the real estate industry, business strategies, expansion and growth of the Company’s operations and other such matters are forward-looking statements.  These statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate.  Such statements are subject to a number of assumptions, risks and uncertainties, general economic and business conditions, the business opportunities that may be presented to and pursued by the Company, changes in laws or regulations and other factors, many of which are beyond the control of the Company.  Any such statements are not guarantees of future performance and actual results or developments may differ materially from those anticipated in the forward-looking statements.

The following discussion related to the consolidated financial statements of the Company should be read in conjunction with the financial statements for the quarter ended September 30, 2008 that will subsequently be released on Form 10-Q to be filed on or before November 10, 2008.

TABLE OF CONTENTS

Highlights of Current Period Financial Performance

Unaudited Financial Statements
Corporate Profile	4
Financial Highlights	5-12
Balance Sheets	13-14
Statements of Operations	15
Funds From Operations	16
Statement of Stockholders’ Equity	17
Taxable Income	18
Joint Venture Statements	19-21

Selected Financial Data	22-25

Summary of Debt and Ground Lease Arrangements	26-28

Structured Finance	29-31

Property Data
Composition of Property Portfolio	32-33
Top Tenants	34
Tenant Diversification	35
Leasing Activity Summary	36-39
Lease Expiration Schedule	40-41

Summary of Acquisition/Disposition Activity	42-44
Supplemental Definitions	45
Corporate Information	46

CORPORATE PROFILE

SL Green Realty Corp., or the Company, is New York City’s largest commercial office landlord and is the only fully integrated, self-managed, self-administered Real Estate Investment Trust, or REIT, primarily focused on owning and operating office buildings in Manhattan.

The Company was formed on August 20, 1997 to continue the commercial real estate business of S.L. Green Properties Inc., a company that was founded in 1980 by Stephen L. Green, our current Chairman.  For more than 25 years SL Green has been engaged in the business of owning, managing, leasing, acquiring and repositioning office properties in Manhattan.  The Company’s investment focus is to create value through strategically acquiring, redeveloping and repositioning office properties primarily located in Manhattan, and re-leasing and managing these properties for maximum cash flow.

In 2007, SL Green acquired Reckson Associates Realty Corp. and added over 9 million square feet to its portfolio. Included in this total is over 3 million square feet of Class A office space located in Westchester, New York and Stamford, Connecticut.  These suburban portfolios serve as natural extensions of SL Green’s core ownership in the Grand Central submarket of Midtown Manhattan. The Company has since made selective additions to the holdings in these areas.

Looking forward, SL Green will continue its opportunistic investment philosophy through three established business lines: investment in long-term core properties, investment in opportunistic assets, and structured finance investments. Structured finance investments include SL Green’s interest in Gramercy Capital Corp., or Gramercy, (NYSE: GKK) since 2004. As of September 30, 2008, SL Green owned approximately 15.8% of Gramercy. This three-legged investment strategy allows SL Green to balance the components of its portfolio to take advantage of each stage in the business cycle.

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2008 UNAUDITED

FINANCIAL RESULTS

Funds From Operations, or FFO, available to common stockholders totaled $88.0 million, or $1.45 per share (diluted) for the third quarter ended September 30, 2008, a 16.0% increase over the same quarter in 2007 when FFO totaled $77.8 million, or $1.25 per share (diluted).

Net income available to common stockholders totaled $33.6 million, or $0.58 per share, (diluted) for the third quarter and $298.3 million, or $5.09 per share (diluted) for the nine months ended September 30, 2008, compared to $98.6 million and $511.9 million for the respective periods in 2007.  The results for the three and nine months ended September 30, 2008 include gains on sale of $0.16 per share (diluted) and $3.49 per share (diluted), respectively, compared to gains on sale of $1.34 per share (diluted) and $6.69 per share (diluted) for the same periods in 2007.

Funds available for distribution, or FAD, for the third quarter of 2008 increased to $0.92 per share (diluted) versus $0.84 per share (diluted) in the prior year, a 9.5% increase.

The Company’s dividend payout ratio for the third quarter of 2008 was 54.32% of FFO and 85.46% of FAD before second cycle leasing costs.

All per share amounts are presented on a diluted basis.

CONSOLIDATED RESULTS

Total quarterly revenues totaled $268.7 million in the third quarter compared to $245.3 million in the prior year.  The $23.4 million increase in revenue resulted primarily from the following items:

•                  $17.6 million increase from 2007 acquisitions, including the Reckson properties,

•                  $5.5 million increase from same-store properties,

•                  $1.6 million increase in preferred equity and investment income, and

•                  $1.3 million decrease in other income.

The Company’s earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $154.0 million compared to $139.8 million in the prior year.  The following items drove the $14.2 million in EBITDA improvements:

•                  $14.7 million increase from 2007 acquisitions, including the Reckson properties,

•                  $2.8 million increase from same-store properties,

•                  $1.6 million increase in preferred equity and investment income primarily due to income earned on third quarter originations which was partially offset by $9.1 million in reserves recorded against structured finance investments.  The weighted-average structured finance investment balance for the quarter increased to $921.7 million from $714.9 million in the prior year third quarter.  The

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2008 UNAUDITED

weighted-average yield for the quarter was 10.43% compared to 10.54% in the prior year,

•                  $1.0 million increase from increased contributions to equity in net income from unconsolidated joint ventures primarily from 388 Greenwich Street ($0.4 million), 1515 Broadway ($2.8 million) 521 Fifth Avenue ($1.1 million), 800 Third Avenue ($0.4 million) and 1221 Avenue of the Americas ($0.8 million).   This was partially offset by reductions in contributions primarily from 100 Park, which was under redevelopment, ($0.3 million) and Gramercy ($4.2 million),

•                  $4.4 million decrease from higher MG&A expense, and

•                  $1.5 million decrease in non-real estate revenues, net of expenses.

FFO before minority interests increased $10.2 million primarily as a result of:

•                  $14.2 million increase in EBITDA,

•                  $1.1 million decrease in FFO from unconsolidated joint ventures, discontinued operations and non-real estate depreciation, and

•                  $2.9 million decrease from higher interest expense.

SAME-STORE RESULTS

Consolidated Properties

Same-store third quarter 2008 GAAP NOI increased $10.6 million (10.7%) to $110.2 million compared to the prior year.  Operating margins before ground rent increased from 57.3% to 57.9%.

The $10.6 million increase in GAAP NOI was primarily due to:

•                  $12.9 million (8.2%) increase in rental revenue primarily due to increasing rental rates,

•                  $2.8 million (10.0%) increase in escalation and reimbursement revenue,

•                  $0.6 million (67.9%) decrease in investment and other income,

•                  $4.4 million (8.8%) increase in operating expenses, primarily driven by increases in payroll and utility costs, but was offset by reductions in insurance costs and repairs and maintenance,

•                  $0.8 million (8.7%) decrease in ground rent expense, and

•                  $0.9 million (3.1%) increase in real estate taxes.

Joint Venture Properties

The Joint Venture same-store properties third quarter 2008 GAAP NOI increased $1.1 million (4.1%) to $28.7 million compared to the prior year.  Operating margins before ground rent decreased slightly from 55.8% to 55.6%.

The $1.1 million increase in GAAP NOI was primarily due to:

•                  $1.9 million (4.8%) increase in rental revenue primarily due to improved leasing,

•                  $0.4 million (3.7%) increase in escalation and reimbursement revenues,

•                  $1.0 million (7.3%) increase in operating expenses, and

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2008 UNAUDITED

•                  $0.2 million (1.7%) increase in real estate taxes.

STRUCTURED FINANCE ACTIVITY

As of September 30, 2008, our structured finance and preferred equity investments totaled $926.9 million.  The weighted average balance outstanding for the third quarter of 2008 was $921.7 million.  During the third quarter of 2008 the weighted average yield was 10.43%.

QUARTERLY LEASING HIGHLIGHTS

Manhattan vacancy at June 30, 2008 was 786,400 useable square feet net of holdover tenants.  During the quarter, 308,721 additional useable office, retail and storage square feet became available at an average escalated cash rent of $50.13 per rentable square foot.  Space available to lease during the quarter totaled 1,095,121 useable square feet, or 4.6% of the total Manhattan portfolio.

During the third quarter, 39 Manhattan office leases, including early renewals, were signed totaling 359,067 rentable square feet.  New cash rents averaged $66.78 per rentable square foot.  Replacement rents were 55% higher than rents on previously occupied space, which had fully escalated cash rents averaging $43.09 per rentable square foot.  The average lease term was 10.4 years and average tenant concessions were 6 months of free rent with a tenant improvement allowance of $32.30 per rentable square foot.

Suburban vacancy at June 30, 2008 was 645,323 usable square feet net of holdover tenants.  During the quarter, 51,405 additional useable office and storage square feet became available at an average escalated cash rent of $30.05 per rentable square foot.  Space available to lease during the quarter totaled 696,728 useable square feet, or 8.9% of the total Suburban portfolio.

During the third quarter, 17 Suburban office leases, including early renewals, were signed totaling 76,519 rentable square feet.  New cash rents averaged $38.48 per rentable square foot.  Replacement rents were 22.6% higher than rents on previously occupied space, which had fully escalated cash rents averaging $31.39 per rentable square foot.  The average lease term was 3.7 years and average tenant concessions were 1.2 months of free rent with a tenant improvement allowance of $16.25 per rentable square foot.

The Company also signed a total of 16 retail and storage leases, including early renewals, for 13,828 rentable square feet.  The average lease term was 10.9 years and average tenant concessions were 0.8 months of free rent with a tenant improvement allowance of $0.07 per rentable square foot.

REAL ESTATE ACTIVITY

In August 2008, the Company sold 80% of its interest in 1551/1555 Broadway to Jeff Sutton, its joint venture partner, for approximately $17.0 million and the right to future asset management, leasing and construction fees.  As a result of this transaction, the Company holds a 10% interest in this joint

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2008 UNAUDITED

venture.  The Company recognized a gain of approximately $9.5 million on this transaction which resulted in a 21.7% IRR to the Company.  This return excludes certain future asset management, leasing and construction fees that may be earned by the Company.

In October 2008, the Company with its joint venture partner, closed on the sale of the 525,000 square foot office property at 1372 Broadway for $274.0 million.  The Company will recognize a gain of $238.9 million in the fourth quarter of 2008, a substantial portion of which had been deferred from the Company’s sale of 85% of the property in July 2007.

Investment in Gramercy Capital Corp.

At September 30, 2008, the book value of the Company’s investment in Gramercy Capital Corp. totaled $141.5 million. Fees earned from various management arrangements between the Company and Gramercy totaled approximately $8.0 million for the quarter ended September 30, 2008.  For the nine months ended September 30, 2008, the Company earned $29.4 million in management fees from Gramercy.  During the quarter the Company waived its right to receive approximately $2.0 million of incentive fees and CDO collateral management fees.  The Company’s share of FFO generated from its investment in Gramercy has been estimated at approximately $4.9 million and $15.3 million for the three and nine months ended September 30, 2008, respectively, compared to $5.7 million and $16.3 million for the same periods in the prior year.

The Company’s marketing, general and administrative, or MG&A, expenses include the consolidation of the expenses of its subsidiary GKK Manager LLC, the entity which manages and advises Gramercy.  For the quarter ended September 30, 2008, the Company’s MG&A included approximately $5.7 million of costs associated with Gramercy compared to $3.7 million in the prior year.  This increase is primarily due to personnel hired in connection with the AFR acquisition.

FINANCING/ CAPITAL ACTIVITY

The Company acquired $81.2 million of its common stock at an average share price of $67.63 since July 1, 2008 pursuant to its stock repurchase program.  The Company has now completed its purchases under the previously authorized $300.0 million stock buy-back program.

In September 2008, the Company closed on a five-year $125.0 million financing at 28 West 44th Street.  This interest-only loan carries an interest rate of 201 basis points over the 30-day LIBOR.

In September 2008, the joint venture that owns the retail condominium at 717 Fifth Avenue refinanced the property with a $285.0 million five-year financing.  This financing carries an interest rate of 275 basis points over the 30-day LIBOR.

FINANCIAL HIGHLIGHTS
THIRD QUARTER 2008 UNAUDITED

Dividends

In September 2008, the Company declared a dividend of $0.7875 per common share for the third quarter of 2008.  The dividend was payable October 15, 2008 to stockholders of record on the close of business on September 30, 2008.  This distribution reflects the regular quarterly dividend, which is the equivalent of an annualized distribution of $3.15 per common share.

In September 2008, the Company also approved a distribution on its Series C preferred stock for the period July 15, 2008 through and including October 14, 2008, of $0.4766 per share, payable October 15, 2008 to stockholders of record on the close of business on September 30, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.90625 per Series C preferred stock.

In September 2008, the Company also approved a distribution on its Series D preferred stock for the period July 15, 2008 through and including October 14, 2008, of $0.4922 per share, payable October 15, 2008 to stockholders of record on the close of business on September 30, 2008. The distribution reflects the regular quarterly distribution, which is the equivalent of an annualized distribution of $1.96875 per Series D preferred stock.

SL Green Realty Corp.
Key Financial Data
September 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Earnings Per Share
Net income available to common shareholders - diluted	$0.58	$2.37	$2.14	$2.16	$1.64
Funds from operations available to common shareholders - diluted	$1.45	$2.00	$1.44	$1.24	$1.25
Funds available for distribution to common shareholders - diluted	$0.92	$1.55	$1.00	$0.85	$0.84

Common Share Price & Dividends
At the end of the period	$64.80	$82.72	$81.47	$93.46	$116.77
High during period	$92.23	$100.74	$98.77	$123.28	$133.35
Low during period	$63.65	$82.55	$76.78	$89.43	$101.61
Common dividends per share	$0.7875	$0.7875	$0.7875	$0.7875	$0.70
FFO Payout Ratio	54.32%	39.40%	54.82%	63.40%	56.14%
FAD Payout Ratio	85.46%	50.68%	78.54%	93.07%	83.72%

Common Shares & Units
Common shares outstanding	57,606	58,283	58,284	58,759	59,213
Units outstanding	2,340	2,340	2,340	2,340	2,350
Total shares and units outstanding	59,946	60,623	60,624	61,099	61,563

Weighted average common shares and units outstanding - basic	60,453	60,669	60,822	61,371	61,784
Weighted average common shares and units outstanding - diluted	60,716	61,014	61,221	61,917	62,411

Market Capitalization
Market value of common equity	$3,884,501	$5,014,735	$4,939,037	$5,710,313	$7,188,712
Liquidation value of preferred equity	257,500	257,500	257,500	257,500	257,500
Consolidated debt	5,875,968	5,405,473	5,758,220	5,723,082	5,329,629
Consolidated market capitalization	$10,017,969	$10,677,708	$10,954,757	$11,690,895	$12,775,841
SLG portion JV debt	1,931,923	1,840,071	1,593,355	1,593,246	1,281,344
Combined market capitalization	$11,949,892	$12,517,779	$12,548,112	$13,284,141	$14,057,185

Consolidated debt to market capitalization	58.65%	50.62%	52.56%	48.95%	41.72%
Combined debt to market capitalization	65.34%	57.88%	58.59%	55.08%	47.03%
Unsecured credit facility debt to total assets	49.04%	48.68%	49.26%	46.78%	44.87%

Consolidated debt service coverage	2.28	2.67	2.23	2.10	2.23
Consolidated fixed charge coverage	1.95	2.29	1.91	1.79	1.88
Combined fixed charge coverage	1.75	2.04	1.74	1.64	1.67

Portfolio Statistics (Manhattan)
Consolidated office buildings	22	22	22	23	24
Unconsolidated office buildings	8	8	9	9	7
	30	30	31	32	31

Consolidated office buildings square footage	14,290,200	14,290,200	14,290,200	14,629,200	14,889,200
Unconsolidated office buildings square footage	9,429,000	9,429,000	10,099,000	10,099,000	7,464,000
	23,719,200	23,719,200	24,389,200	24,728,200	22,353,200

Quarter end occupancy - Manhattan portfolio	96.5%	96.7%	96.3%	96.6%	97.0%
Quarter end occupancy- same store - wholly owned	97.7%	97.6%	97.1%	96.8%	97.0%
Quarter end occupancy- same store - combined (wholly owned + joint venture)	95.6%	95.7%	95.4%	95.6%	96.5%

Supplemental Package information	Third Quarter 2008

SL Green Realty Corp.
Key Financial Data
September 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

	As of or for the three months ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Selected Balance Sheet Data
Real estate assets before depreciation	$8,379,608	$8,751,414	$8,710,235	$8,622,496	$8,497,258
Investments in unconsolidated joint ventures	$1,139,918	$1,132,329	$1,431,162	$1,438,123	$886,672
Structured finance investments	$926,931	$839,826	$776,488	$805,215	$683,084

Total Assets	$11,491,229	$11,149,587	$11,449,034	$11,430,078	$10,516,189

Fixed rate & hedged debt	$4,472,951	$4,478,908	$4,761,420	$4,767,144	$4,496,670
Variable rate debt	1,403,017	926,565	996,800	955,938	832,959
Total consolidated debt	$5,875,968	$5,405,473	$5,758,220	$5,723,082	$5,329,629

Total Liabilities	$6,954,987	$6,486,249	$6,861,109	$6,888,796	$6,051,418

Fixed rate & hedged debt-including SLG portion of JV debt	$5,724,415	$5,730,263	$5,728,223	$5,733,986	$5,170,857
Variable rate debt - including SLG portion of JV debt	2,083,476	1,515,281	1,623,352	1,582,342	1,440,116
Total combined debt	$7,807,891	$7,245,544	$7,351,575	$7,316,328	$6,610,973

Selected Operating Data
Property operating revenues	$231,748	$224,113	$225,924	$211,035	$208,613
Property operating expenses	100,389	95,329	94,445	96,461	94,497
Property operating NOI	$131,359	$128,784	$131,479	$114,574	$114,116
NOI from discontinued operations	1,059	1,107	978	4,001	5,772
Total property operating NOI	$132,418	$129,891	$132,457	$118,575	$119,888

SLG share of Property NOI from JVs	$52,472	$55,599	$54,228	$43,683	$43,944
SLG share of FFO from Gramercy Capital	$4,866	$5,114	$5,287	$5,600	$5,734
Structured finance income	$23,420	$18,356	$21,252	$20,745	$21,848
Other income	$13,505	$55,503	$18,415	$23,167	$14,790

Marketing general & administrative expenses	$26,603	$32,407	$27,982	$24,444	$22,224

Consolidated interest	$69,457	$71,240	$75,241	$71,440	$66,645
Combined interest	$93,514	$93,635	$98,029	$93,647	$91,105
Preferred Dividend	$4,969	$4,969	$4,969	$4,969	$4,969

Office Leasing Statistics (Manhattan)
Total office leases signed	39	42	41	41	53
Total office square footage leased	359,067	431,345	508,960	282,490	340,246

Average rent psf - new leases	$66.78	$65.89	$62.32	$65.68	$61.63
Previously escalated rents psf	$43.09	$42.92	$43.31	$46.03	$38.64
Percentage of new rent over previously escalated rents	55.0%	53.5%	43.9%	42.7%	59.5%
Tenant concession packages psf	$32.30	$17.70	$11.45	$15.06	$17.14
Free rent months	6.0	2.0	0.9	1.4	1.5

SL Green Realty Corp.
Key Financial Data
September 30, 2008
(Dollars in Thousands Except Per Share and Sq. Ft.)

Suburban Properties

	As of or for the three months ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Selected Operating Data (Suburban)
Property operating revenues	$33,015	$30,525	$32,622	$35,803	$30,963
Property operating expenses	14,752	12,958	13,982	15,121	13,031
Property operating NOI	$18,263	$17,567	$18,640	$20,682	$17,932
NOI from discontinued operations	554	498	482	444	467
Total property operating NOI	$18,817	$18,065	$19,122	$21,126	$18,399

SLG share of Property NOI from JV	$4,020	$3,765	$3,887	$3,695	$3,625

Consolidated interest	$3,535	$3,624	$3,981	$3,977	$5,079
Combined interest	$5,765	$5,866	$6,765	$6,615	$7,182

Portfolio Statistics (Suburban)
Consolidated office buildings	30	30	30	30	30
Unconsolidated office buildings	6	6	6	6	6
	36	36	36	36	36

Consolidated office buildings square footage	4,925,800	4,925,800	4,925,800	4,925,800	4,925,800
Unconsolidated office buildings square footage	2,941,700	2,941,700	2,941,700	2,941,700	2,941,700
	7,867,500	7,867,500	7,867,500	7,867,500	7,867,500

Quarter end occupancy- suburban portfolio	91.9%	91.8%	91.9%	92.0%	92.2%

Office Leasing Statistics (Suburban)
Total office leases signed	17	24	20	27	23
Total office square footage leased	76,519	75,491	165,386	205,791	91,525

Average rent psf - new leases	$38.48	$38.64	$31.52	$28.23	$33.64
Previously escalated rents psf	$31.39	$31.24	$26.81	$25.85	$29.26
Percentage of new rent over previously escalated rents	22.6%	23.7%	17.6%	9.2%	15.0%
Tenant concession packages psf	$16.25	$12.28	$24.23	$11.01	$11.06
Free rent months	1.2	0.6	4.9	1.2	0.1

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Assets
Commercial real estate properties, at cost:
Land & land interests	$1,400,042	$1,483,798	$1,454,060	$1,436,569	$1,447,297
Buildings & improvements fee interest	5,590,822	6,005,030	5,994,846	5,924,626	5,799,995
Buildings & improvements leasehold	1,251,626	1,250,378	1,249,121	1,249,093	1,237,758
Buildings & improvements under capital lease	12,208	12,208	12,208	12,208	12,208
	$8,254,698	$8,751,414	$8,710,235	$8,622,496	$8,497,258
Less accumulated depreciation	(498,885)	(484,087)	(432,567)	(381,510)	(406,958)
	$7,755,813	$8,267,327	$8,277,668	$8,240,986	$8,090,300

Other Real Estate Investments:
Investment in unconsolidated joint ventures	1,139,918	1,132,329	1,431,162	1,438,123	886,672
Structured finance investments	926,931	839,826	776,488	805,215	683,084

Assets held for sale	120,120	—	—	41,568	—
Cash and cash equivalents	711,147	53,567	46,793	45,964	98,099
Restricted cash	105,834	101,788	144,127	105,475	119,553
Tenant and other receivables, net of $15,282 reserve at 9/30/08	39,054	39,351	45,594	49,015	48,815
Related party receivables	10,556	11,682	12,448	13,082	32,950
Deferred rents receivable, net of reserve for tenant credit loss of $13,533 at 9/30/08	152,718	158,049	150,087	136,595	134,580
Deferred costs, net	135,949	141,285	137,079	134,354	127,353
Other assets	393,189	404,383	427,588	419,701	294,783

Total Assets	$11,491,229	$11,149,587	$11,449,034	$11,430,078	$10,516,189

COMPARATIVE BALANCE SHEETS Unaudited ($000’s omitted)

	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Liabilities and Stockholders’ Equity
Mortgage notes payable	$2,693,275	$2,867,305	$2,867,593	$2,844,644	$2,846,529
Term loans and unsecured notes	1,793,860	1,793,668	2,070,127	2,069,938	1,793,100
Revolving credit facilities	1,288,833	644,500	720,500	708,500	590,000
Accrued interest and other liabilities	33,367	40,867	39,695	45,194	50,257
Accounts payable and accrued expenses	154,158	130,897	135,083	180,898	169,288
Deferred revenue	462,734	789,525	808,262	819,022	385,840
Capitalized lease obligations	16,662	16,621	16,581	16,542	16,504
Deferred land lease payable	17,559	17,468	17,378	16,960	16,873
Dividend and distributions payable	51,268	51,803	51,823	52,077	47,238
Security deposits	34,105	33,595	34,067	35,021	35,789
Liabilities related to assets held for sale	309,166	—	—	—	—
Junior subordinated deferrable interest debentures	100,000	100,000	100,000	100,000	100,000
Total Liabilities	$6,954,987	$6,486,249	$6,861,109	$6,888,796	$6,051,418

Minority interest in other partnerships	556,262	626,903	636,966	632,400	595,782
Minority interest in operating partnership (2,340 units outstanding) at 9/30/08	88,460	88,931	85,201	82,007	78,878

Stockholders’ Equity
7.625% Series C Perpetual Preferred Shares	151,981	151,981	151,981	151,981	151,981
7.875% Series D Perpetual Preferred Shares	96,321	96,321	96,321	96,321	96,321
Common stock, $.01 par value 160,000 shares authorized, 60,400 issued and outstanding at 9/30/08	604	604	602	601	598
Additional paid – in capital	2,970,757	2,960,245	2,943,610	2,931,887	2,918,847
Treasury stock (2,794 shares) at 9/30/08	(267,327)	(218,775)	(200,630)	(150,719)	(94,071)
Accumulated other comprehensive income	(13,728)	(7,576)	2,143	4,943	6,961
Retained earnings	952,912	964,704	871,731	791,861	709,474
Total Stockholders’ Equity	$3,891,520	$3,947,504	$3,865,758	$3,826,875	$3,790,111

Total Liabilities and Stockholders’ Equity	$11,491,229	$11,149,587	$11,449,034	$11,430,078	$10,516,189

COMPARATIVE STATEMENTS OF OPERATIONS Unaudited ($000’s omitted)

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2008	2007	2008	2008	2007
Revenues
Rental revenue, net	199,437	179,248	194,106	$589,508	$487,820
Escalation and reimbursement revenues	32,311	29,365	30,007	92,277	83,774
Investment income	23,420	21,848	18,356	63,028	70,990
Other income	13,505	14,790	55,503	87,424	127,754
Total Revenues, net	268,673	245,251	297,972	832,237	770,338

Equity in net income from unconsolidated joint ventures	12,292	11,302	17,822	49,540	32,715

Operating expenses	61,134	55,428	54,743	169,553	151,842
Ground rent	7,709	8,674	7,826	23,784	23,705
Real estate taxes	31,546	30,395	32,760	96,830	91,415
Marketing, general and administrative	26,603	22,224	32,407	86,992	80,602
Total Operating Expenses	126,992	116,721	127,736	377,159	347,564

EBITDA	153,973	139,832	188,058	504,618	455,489

Interest	69,118	66,165	70,782	214,563	186,351
Amortization of deferred financing costs	1,604	1,652	1,541	4,780	14,195
Depreciation and amortization	54,554	47,246	55,433	164,137	124,983

Income Before Minority Interest and Items	28,697	24,769	60,302	121,138	129,960

Income from discontinued operations	297	2,547	(322)	(1,418)	15,525
Gain on sale of discontinued operations	—	80,214	—	105,979	367,007
Equity in net gain on sale of joint venture property / real estate	9,533	—	93,481	103,014	31,509
Minority interests	14	(3,993)	(9,622)	(15,473)	(17,218)
Net Income	38,541	103,537	143,839	313,240	526,783

Dividends on perpetual preferred shares	4,969	4,969	4,969	14,906	14,907

Net Income Available For Common Shareholders	$33,572	$98,568	$138,870	$298,334	$511,876

Earnings per Share
Net income per share (basic)	$0.58	$1.66	$2.38	$5.12	$8.73
Net income per share (diluted)	$0.58	$1.64	$2.37	$5.09	$8.62

COMPARATIVE COMPUTATION OF FFO AND FAD Unaudited ($000’s omitted - except per share data)

		Three Months Ended		Three Months Ended	Nine Months Ended
		September 30,	September 30,	June 30,	September 30,	September 30,
		2008	2007	2008	2008	2007
Funds from operations
Net Income before Minority Interests and Items		$28,697	$24,769	$60,302	$121,138	$129,960

Add:	Depreciation and amortization	54,554	47,246	55,433	164,137	124,983
	FFO from discontinued operations	720	5,242	631	1,690	24,271
	FFO adjustment for joint ventures	9,258	5,747	10,801	26,564	17,434
Less:	Dividends on preferred shares	4,969	4,969	4,969	14,906	14,907
	Non real estate depreciation and amortization	237	215	234	693	692
	Funds From Operations	$88,023	$77,820	$121,964	$297,930	$281,049

	Funds From Operations - Basic per Share	$1.46	$1.26	$2.01	$4.91	$4.60

	Funds From Operations - Diluted per Share	$1.45	$1.25	$2.00	$4.89	$4.54

Funds Available for Distribution
FFO		$88,023	$77,820	$121,964	297,930	281,049

Add:	Non real estate depreciation and amortization	237	215	234	693	692
	Amortization of deferred financing costs	1,604	1,652	1,541	4,780	14,195
	Non-cash deferred compensation	4,727	4,020	4,351	14,450	18,128
Less:	FAD adjustment for Joint Ventures	7,466	7,777	6,503	20,764	17,517
	FAD adjustment for discontinued operations	105	452	235	(926)	2,564
	Straight-line rental income and other non cash adjustments	19,510	15,987	15,664	56,949	43,250
	Second cycle tenant improvements	4,985	3,818	6,223	15,809	8,843
	Second cycle leasing commissions	4,162	2,237	3,540	9,226	6,589
	Revenue enhancing recurring CAPEX	417	272	481	1,024	650
	Non- revenue enhancing recurring CAPEX	1,998	979	633	2,866	3,223

Funds Available for Distribution		$55,948	$52,185	$94,811	$212,141	$231,429
	Diluted per Share	$0.92	$0.84	$1.55	$3.48	$3.74

First Cycle Leasing Costs
	Tenant improvements	4,077	5,774	11,753	18,084	8,405
	Leasing commissions	3,051	2,861	5,904	11,534	6,225

Funds Available for Distribution after First Cycle Leasing Costs		$48,820	$43,550	$77,154	$182,523	$216,799

Funds Available for Distribution per Diluted Weighted Average Unit and Common Share		$0.80	$0.70	$1.26	$2.99	$3.50

Redevelopment Costs		11,000	8,035	13,965	$31,155	$19,671

Payout Ratio of Funds From Operations		54.32%	56.14%	39.40%	48.36%	46.26%
Payout Ratio of Funds Available for Distribution Before First Cycle Leasing Costs		85.46%	83.72%	50.68%	67.92%	56.18%

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY Unaudited ($000’s omitted)

							Accumulated
	Series C	Series D					Other
	Preferred	Preferred	Common	Additional	Treasury	Retained	Comprehensive
	Stock	Stock	Stock	Paid-In Capital	Stock	Earnings	Income	TOTAL

Balance at December 31, 2007	$151,981	$96,321	$601	$2,931,887	$(150,719)	$791,861	$4,943	$3,826,875

Net Income						313,240		313,240
Preferred Dividend						(14,906)		(14,906)
Exercise of employee stock options			2	7,057				7,059
Cash distributions declared ($2.3625 per common share)						(137,283)		(137,283)
Comprehensive Income - Unrealized loss on derivative instruments							(1,361)	(1,361)
Comprehensive Income - SLG share unrealized loss on derivative instruments of JV							(17,310)	(17,310)
Redemption of units and dividend reinvestment proceeds				233				233
Treasury stock					(116,608)			(116,608)
Deferred compensation plan			1	472				473
Amortization of deferred compensation				31,108				31,108
Balance at September 30, 2008	$151,981	$96,321	$604	$2,970,757	$(267,327)	$952,912	$(13,728)	$3,891,520

RECONCILIATION OF SHARES AND UNITS OUTSTANDING, AND DILUTION COMPUTATION

	Common Stock	OP Units	Stock-Based Compensation	Sub-total	Preferred Stock	Diluted Shares

Share Count at December 31, 2007	58,758,632	2,340,359	—	61,098,991	—	61,098,991

YTD share activity	(1,152,699)	(506)		(1,153,205)		(1,153,205)
Share Count at September 30, 2008 - Basic	57,605,933	2,339,853	—	59,945,786	—	59,945,786

Weighting Factor	701,396	50	338,077	1,039,523		1,039,523
Weighted Average Share Count at September 30, 2008 - Diluted	58,307,329	2,339,903	338,077	60,985,309	—	60,985,309

TAXABLE INCOME Unaudited ($000’s omitted)

	Nine Months Ended
	September 30,	September 30,
	2008	2007

Net Income Available For Common Shareholders	$298,334	$511,876
Book/Tax Depreciation Adjustment	34,134	27,939
Book/Tax Gain Recognition Adjustment	(113,236)	(396,289)
Book/Tax JV Net equity adjustment	21,939	(33,804)
Other Operating Adjustments	14,357	14,420
C-corp Earnings	(119,437)	380
Taxable Income (Projected)	$136,091	$124,522

Dividend per share	$2.36	$2.10
Estimated payout of taxable income	100%	100%

Shares outstanding - basic	57,606	59,213

Payout of Taxable Income Analysis:

Estimated taxable income is derived from net income less straightline rent, free rent net of amortization, plus tax gain on sale of properties, credit loss, straightline ground rent and the difference between tax and GAAP depreciation.  The Company has deferred the taxable gain on the sales of 286, 290 & 292 Madison Avenue, 1140 Avenue of the Americas, One Park Avenue, 70 West 36 street, 110 East 42nd Street, 125 Broad Street and 440 Ninth Avenue through 1031 exchanges. In addition, the Company has deferred substantially all of the taxable gain resulting from the sale of an interest in 1372 Broadway and 470 Park Avenue South.

JOINT VENTURE STATEMENTS Balance Sheet for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

	September 30, 2008		September 30, 2007
	Total Property	SLG Property Interest	Total Property	SLG Property Interest
Land & land interests	$1,505,609	$718,873	$1,148,792	$552,151
Buildings & improvements fee interest	4,838,145	2,044,907	3,256,086	1,331,550
Buildings & improvements leasehold	257,633	127,571	262,605	130,073
	6,601,387	2,891,351	4,667,483	2,013,774
Less accumulated depreciation	(338,949)	(153,763)	(229,520)	(111,071)

Net Real Estate	6,262,438	2,737,588	4,437,963	1,902,703

Cash and cash equivalents	101,042	46,460	88,185	38,502
Restricted cash	35,958	17,429	38,111	17,595
Tenant receivables, net of $2,296 reserve at 9/30/08	12,938	5,743	15,706	7,386
Deferred rents receivable, net of reserve for tenant credit loss of $2,974 at 9/30/08	120,427	58,945	78,432	38,949
Deferred costs, net	113,913	47,633	72,826	33,575
Other assets	139,359	49,150	28,749	12,633

Total Assets	$6,786,075	$2,962,948	$4,759,972	$2,051,343

Mortgage loans payable	$4,345,677	$1,931,923	$2,854,993	$1,281,344
Derivative Instruments-fair value	6,107	3,143	25	14
Accrued interest payable	12,755	5,719	1,113	2,515
Accounts payable and accrued expenses	45,064	20,388	131,571	51,617
Deferred revenue	161,826	56,297	32,297	14,984
Security deposits	9,038	4,185	11,027	5,523
Contributed Capital (1)	2,205,608	941,293	1,728,946	695,346

Total Liabilities and Equity	$6,786,075	$2,962,948	$4,759,972	$2,051,343

As of September 30, 2008 the Company had twenty unconsolidated joint venture interests including a 50% interest in 100 Park Avenue, a 68.5% economic interest in 1515 Broadway increased from 55% in December 2005,  a 45% interest in 1221 Avenue of the Americas, a 45% interest in 379 West Broadway, a 48% interest in the Mack - Green Joint Venture, a 50% interest in 21-25 West 34th Street, a 46.9% interest in 800 Third Avenue, a 50% interest in 521 Fifth Avenue, a 30% interest in One Court Square, a 63% economic interest in 1604-1610 Broadway, a 20.26% interest in 1&2 Jericho Plaza, a 55% interest in 2 Herald Square, a 32.25% interest in 1745 Broadway, a 55% interest in 885 Third Avenue, a 35% interest in 16 Court Street, a 25% interest in The Meadows, a 50.6% interest in 388/390 Greenwich Street, a 50% interest in 27-29 West 34th Street, a 10% interest in 1551/1555 Broadway decreased from 50% in August 2008 and a 32.75% interest in 717 Fifth Avenue.  These interests are accounted for on the equity method of accounting and, therefore, are not consolidated into the company’s financial statements.

As we have been designated as the primary beneficiary under FIN 46(R), we have consolidated the accounts of the following seven joint ventures including a 50% interest in 141 Fifth Avenue, a 50% interest in 180-182 Broadway and a 51% interest in 919 Third Avenue, 100 White Plains Road, 120 White Plains Road, 680 Washington Avenue and 750 Washington Avenue.

(1)

Contributed capital includes adjustments to capital to reflect our share of capital based on implied sales prices of partially sold or contributed properties. Our investment in unconsolidated joint venture reflects our actual contributed capital base.

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

				Three Months Ended
		Three Months Ended September 30, 2008		June 30, 2008	Three Months Ended September 30, 2007
			SLG	SLG		SLG
		Total Property	Property Interest	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$141,982	$67,351	$69,392	$119,885	$58,568
Escalation and reimbursement revenues		20,958	10,673	10,821	20,783	10,879
Investment and other income		1,035	551	609	1,239	661
Total Revenues, net		$163,975	$78,575	$80,822	$141,907	$70,108

Expenses
Operating expenses		$33,673	$16,139	$15,028	$31,155	$15,856
Ground rent		1,330	722	575	1,186	665
Real estate taxes		18,844	9,242	9,620	19,375	9,643
Total Operating Expenses		$53,847	$26,103	$25,223	$51,716	$26,164

GAAP NOI		$110,128	$52,472	$55,599	$90,191	$43,944
Cash NOI		$97,039	$46,162	$49,616	$78,008	$37,923

Interest		51,236	24,057	22,395	48,917	24,460
Amortization of deferred financing costs		4,282	1,839	1,521	2,209	990
Depreciation and amortization		34,672	15,436	15,423	27,348	12,588

Net Income		$19,938	$11,140	$16,260	$11,717	$5,906

Plus: Real estate depreciation		34,672	15,436	15,413	27,298	12,578
Funds From Operations		$54,610	$26,576	$31,673	$39,015	$18,484

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$4,282	$1,839	$1,531	$2,259	$1,000
Less:	Straight-line rental income and other non-cash adjustments	(12,736)	(6,203)	(5,878)	(12,180)	(6,031)
Less:	Second cycle tenant improvement	(3,014)	(1,477)	(1,560)	(2,098)	(1,083)
Less:	Second cycle leasing commissions	(3,487)	(1,622)	(538)	(3,047)	(1,516)
Less:	Recurring CAPEX	(9)	(3)	(58)	(219)	(147)
FAD Adjustment		$(14,964)	$(7,466)	$(6,503)	$(15,285)	$(7,777)

GKK Manager

	Three Months Ended		Three Months Ended	Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2008	2007	2008	2008	2007
Base management income	$5,978	$3,271	$5,760	$15,937	$9,047
Other fee income	—	5,146	3,911	8,109	13,903
Marketing, general and administrative expenses	(5,682)	(3,706)	(6,985)	(16,189)	(9,562)
Net Income before minority interest	296	4,711	2,686	7,857	13,388
Less: minority interest	(64)	(1,609)	(580)	(2,313)	(4,599)
SLG share of GKK Manager net income	232	3,102	2,106	5,544	8,789
Servicing and administrative reimbursements	2,041	1,366	2,040	5,353	3,688
Net management income and reimbursements from Gramercy	$2,273	$4,468	$4,146	$10,897	$12,477

JOINT VENTURE STATEMENTS Statements of Operations for Unconsolidated Property Joint Ventures Unaudited ($000’s omitted)

		Nine Months Ended September 30, 2008		Nine Months Ended September 30, 2007
			SLG		SLG
		Total Property	Property Interest	Total Property	Property Interest
Revenues
Rental Revenue, net		$428,475	$206,416	$338,409	$167,679
Escalation and reimbursement revenues		62,759	31,879	58,512	30,855
Investment and other income		4,001	1,958	5,078	2,654
Total Revenues, net		$495,235	$240,253	$401,999	$201,188

Expenses
Operating expenses		$97,547	$47,196	$87,072	$44,589
Ground rent		3,334	1,872	2,761	1,508
Real estate taxes		58,457	28,886	58,406	29,589
Total Operating Expenses		$159,338	$77,954	$148,239	$75,686

GAAP NOI		$335,897	$162,299	$253,760	$125,502
Cash NOI		$300,148	$144,453	$227,093	$113,318

Interest		146,960	69,240	133,325	68,213
Amortization of deferred financing costs		10,804	4,700	5,600	2,683
Depreciation and amortization		103,198	46,624	76,339	36,539

Net Income		$74,935	$41,735	$38,496	$18,067

Plus: Real estate depreciation		103,097	46,604	76,249	36,521
Funds From Operations		$178,032	$88,339	$114,745	$54,588

FAD Adjustments:
Plus:	Non real estate depreciation and amortization	$10,904	$4,720	$5,690	$2,701
Less:	Straight-line rental income and other non-cash adjustments	(35,044)	(17,635)	(26,446)	(12,726)
Less:	Second cycle tenant improvement	(10,010)	(4,475)	(7,082)	(3,738)
Less:	Second cycle leasing commissions	(6,696)	(3,062)	(5,870)	(2,988)
Less:	Recurring CAPEX	(479)	(312)	(1,133)	(766)
FAD Adjustment		$(41,325)	$(20,764)	$(34,841)	$(17,517)

SELECTED FINANCIAL DATA Capitalization Analysis Unaudited ($000’s omitted)

	9/30/2008		6/30/2008	3/31/2008	12/31/2007	9/30/2007
Market Capitalization
Common Equity:
Common Shares Outstanding	57,606		58,283	58,284	58,759	59,213
OP Units Outstanding	2,340		2,340	2,340	2,340	2,350
Total Common Equity (Shares and Units)	59,946		60,623	60,624	61,099	61,563
Share Price (End of Period)	$64.80		$82.72	$81.47	$93.46	$116.77
Equity Market Value	$3,884,501		$5,014,735	$4,939,037	$5,710,313	$7,188,712
Preferred Equity at Liquidation Value:	257,500		257,500	257,500	257,500	257,500

Real Estate Debt
Property Level Mortgage Debt	2,693,275		2,867,305	2,867,593	2,844,644	2,846,529
Outstanding Balance on - Term Loans	—		—	276,650	276,650	—
Outstanding Balance on – Unsecured Credit Line	1,288,833		644,500	720,500	708,500	590,000
Junior Subordinated Deferrable Interest Debentures	100,000		100,000	100,000	100,000	100,000
Unsecured Notes	774,684		774,676	774,668	774,660	774,652
Convertible Bonds	1,019,176		1,018,992	1,018,809	1,018,628	1,018,448
Total Consolidated Debt	5,875,968		5,405,473	5,758,220	5,723,082	5,329,629
Company’s Portion of Joint Venture Debt	1,931,923		1,840,071	1,593,355	1,593,246	1,281,344
Total Combined Debt	7,807,891		7,245,544	7,351,575	7,316,328	6,610,973

Total Market Cap (Debt & Equity)	$11,949,892		$12,517,779	$12,548,112	$13,284,141	$14,057,185

Availability under Lines of Credit
Senior Unsecured Line of Credit	182,111	(A)	818,483	741,451	751,226	618,374
Term Loans	—		—	—	—	—
Total Availability	$182,111		$818,483	$741,451	$751,226	$618,374

(A) As reduced by $29,056 letters of credit.

Combined Capitalized Interest	$595	$790	$840	$1,692	$2,833

Ratio Analysis
Consolidated Basis
Debt to Market Cap Ratio	58.65%	50.62%	52.56%	48.95%	41.72%
Debt to Gross Real Estate Book Ratio	70.21%	61.84%	66.19%	65.92%	54.75%
Secured Real Estate Debt to Secured Assets Gross Book	59.20%	59.49%	59.06%	59.39%	62.07%
Unsecured Debt to Unencumbered Assets-Gross Book Value	86.20%	66.80%	69.04%	67.22%	64.93%
Joint Ventures Allocated
Combined Debt to Market Cap Ratio	65.34%	57.88%	58.59%	55.08%	47.03%
Debt to Gross Real Estate Book Ratio	69.34%	62.88%	63.72%	63.49%	56.45%
Secured Real Estate Debt to Secured Assets Gross Book	62.16%	61.92%	58.04%	58.23%	62.90%

SELECTED FINANCIAL DATA Property NOI and Coverage Ratios Unaudited ($000’s omitted)

		Three Months Ended		Three Months Ended	Nine Months Ended
		Sept 30,	Sept 30,	June 30,	Sept 30,	Sept 30,
		2008	2007	2008	2008	2007
	Property NOI

	Property Operating NOI	$131,359	$114,116	$128,784	$391,618	$304,632
	NOI from Discontinued Operations	1,059	5,772	1,107	3,144	27,338
	Total Property Operating NOI - Consolidated	132,418	119,888	129,891	394,762	331,970
	SLG share of Property NOI from JVs	52,472	43,944	55,599	162,299	125,502
	GAAP NOI	$184,890	$163,832	$185,490	$557,061	$457,472

Less:	Free Rent (Net of Amortization)	1,069	4,193	597	5,499	12,258
	Net FAS 141 Adjustment	7,952	1,935	4,274	18,062	3,572
	Straightline Revenue Adjustment	14,325	15,371	13,947	43,653	39,385

Plus:	Allowance for S/L tenant credit loss	1,293	1,311	974	3,252	3,758
	Ground Lease Straight-line Adjustment	91	87	91	600	331
	Cash NOI	$162,928	$143,731	$167,737	$493,699	$406,346

	Components of Debt Service and Fixed Charges

	Interest Expense	71,191	68,304	72,955	221,082	193,750
	Fixed Amortization Principal Payments	6,150	3,828	6,052	18,115	11,264
	Total Consolidated Debt Service	77,341	72,132	79,007	239,197	205,014

	Payments under Ground Lease Arrangements	7,800	8,761	7,917	24,384	24,036
	Dividend on perpetual preferred shares	4,969	4,969	4,969	14,906	14,907
	Total Consolidated Fixed Charges	90,110	85,862	91,893	278,487	243,957

	Adjusted EBITDA	176,450	164,296	208,153	568,547	530,751
	Interest Coverage Ratio	2.47	2.35	2.89	2.58	2.65
	Debt Service Coverage Ratio	2.28	2.23	2.67	2.39	2.51
	Fixed Charge Coverage Ratio	1.95	1.88	2.29	2.05	2.12

SELECTED FINANCIAL DATA 2008 Same Store - Consolidated Unaudited ($000’s omitted)

		Three Months Ended			Three Months Ended	Nine Months Ended
		September 30,	September 30,		June 30,	September 30,	September 30,
		2008	2007	%	2008	2008	2007 (1)%
Revenues
	Rental Revenue, net	171,634	158,698	8.2%	164,814	502,758	465,931	7.9%
	Escalation & Reimbursement Revenues	31,205	28,376	10.0%	28,830	88,821	83,753	6.1%
	Investment Income	550	679	-19.0%	574	1,892	2,851	-33.6%
	Other Income	1,265	1,391	-9.1%	4,442	7,882	5,929	32.9%
	Total Revenues	204,654	189,144	8.2%	198,660	601,353	558,464	7.7%
Expenses
	Operating Expense	54,490	50,105	8.8%	47,781	150,682	143,652	4.9%
	Ground Rent	7,922	8,674	-8.7%	7,922	24,092	23,690	1.7%
	Real Estate Taxes	30,502	29,594	3.1%	31,524	93,402	92,916	0.5%
		92,914	88,373	5.1%	87,227	268,176	260,258	3.0%

	EBITDA	111,740	100,771	10.9%	111,433	333,177	298,206	11.7%

	Interest Expense & Amortization of Financing costs	26,754	27,649	-3.2%	26,008	79,398	79,474	-0.1%
	Depreciation & Amortization	44,582	40,051	11.3%	44,891	132,378	112,696	17.5%

	Income Before Minority Interest	40,404	33,071	22.2%	40,534	121,401	106,036	14.5%
Plus:	Real Estate Depreciation & Amortization	44,578	40,043	11.3%	44,881	132,358	112,673	17.5%

	FFO	84,982	73,114	16.2%	85,415	253,759	218,709	16.0%

Less:	Non –Building Revenue	1,530	1,183	29.3%	821	3,568	3,949	-9.6%

Plus:	Interest Expense & Amortization of Financing costs	26,754	27,649	-3.2%	26,008	79,398	79,474	-0.1%
	Non Real Estate Depreciation	4	8	-50.0%	10	20	23	-13.0%
	GAAP NOI	110,210	99,588	10.7%	110,612	329,609	294,257	12.0%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	1,051	3,566	-70.5%	804	2,638	9,273	-71.6%
	Straightline Revenue Adjustment	6,705	6,840	-2.0%	5,740	19,031	22,045	-13.7%
	Rental Income - FAS 141	7,311	925	690.4%	3,861	16,899	2,202	667.4%
Plus:	Allowance for S/L tenant credit loss	1,046	860	21.6%	770	2,634	2,688	-2.0%
	Ground Lease Straight-line Adjustment	(666)	87	-865.5%	(666)	(1,672)	260	-743.1%
	Cash NOI	95,523	89,204	7.1%	100,311	292,003	263,685	10.7%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	53.98%	52.74%		55.69%	54.90%	52.81%
	Cash NOI to Real Estate Revenue, net	46.79%	47.24%		50.51%	48.63%	47.32%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	57.86%	57.34%		59.68%	58.91%	57.06%
	Cash NOI before Ground Rent/Real Estate Revenue, net	50.99%	51.79%		54.83%	52.92%	51.53%

(1) The September 30, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

SELECTED FINANCIAL DATA 2008 Same Store - Joint Venture Unaudited ($000’s omitted)

		Three Months Ended			Nine Months Ended
		September 30,	September 30,		September 30,	September 30,
		2008	2007	%	2008	2007 (1)%
Revenues
	Rental Revenue, net	41,974	40,039	4.8%	125,819	120,268	4.6%
	Escalation & Reimbursement Revenues	9,940	9,585	3.7%	28,863	27,485	5.0%
	Investment Income	134	402	-66.7%	689	1,247	-44.7%
	Other Income	89	32	178.1%	153	618	-75.2%
	Total Revenues	52,137	50,058	4.2%	155,524	149,618	3.9%
Expenses
	Operating Expense	14,347	13,369	7.3%	40,043	38,040	5.3%
	Ground Rent	308	220	40.0%	630	649	-2.9%
	Real Estate Taxes	8,644	8,502	1.7%	26,170	26,309	-0.5%
		23,299	22,091	5.5%	66,843	64,998	2.8%

	EBITDA	28,838	27,967	3.1%	88,681	84,620	4.8%

	Interest Expense & Amortization of Financing costs	10,238	14,689	-30.3%	32,837	42,956	-23.6%
	Depreciation & Amortization	9,284	9,132	1.7%	27,836	26,204	6.2%

	Income Before Minority Interest	9,316	4,146	124.7%	28,008	15,460	81.2%
Plus:	Real Estate Depreciation & Amortization	9,284	9,132	1.7%	27,836	26,204	6.2%

	FFO	18,600	13,278	40.1%	55,844	41,664	34.0%

Less:	Non – Building Revenue	147	407	-63.9%	732	1,263	-42.0%

Plus:	Interest Expense & Amortization of Financing costs	10,238	14,689	-30.3%	32,837	42,956	-23.6%
	Non Real Estate Depreciation	—	—		—	—
	GAAP NOI	28,691	27,560	4.1%	87,949	83,357	5.5%

Cash Adjustments
Less:	Free Rent (Net of Amortization)	237	156	51.9%	14	1,175	-98.8%
	Straightline Revenue Adjustment	930	1,389	-33.0%	2,833	4,584	-38.2%
	FAS 141	667	269	148.0%	1,982	802	147.1%
Plus:	Allowance for S/L tenant credit loss	213	162	31.5%	446	557	-19.9%
	Ground Lease Straight-line Adjustment	176	40	340.0%	240	128	87.5%
	Cash NOI	27,246	25,948	5.0%	83,806	77,481	8.2%

Operating Margins
	GAAP NOI to Real Estate Revenue, net	54.96%	55.33%		56.65%	55.98%
	Cash NOI to Real Estate Revenue, net	52.19%	52.09%		53.99%	52.03%

	GAAP NOI before Ground Rent/Real Estate Revenue, net	55.55%	55.77%		57.06%	56.41%
	Cash NOI before Ground Rent/Real Estate Revenue, net	52.45%	52.45%		54.24%	52.38%

(1) The September 30, 2007 same store data includes the operations of the Reckson properties as if the merger closed on January 1, 2007.

DEBT SUMMARY SCHEDULE - Consolidated Unaudited ($000’s omitted)

	Principal		2008 Annual				As-Of
	Outstanding		Principal	Maturity		Due at	Right	Earliest
	9/30/2008	Coupon	Repayment	Date		Maturity	Extension	Prepayment
Fixed rate debt
Secured fixed rate debt
300 Main Street	11,500	5.75%	—	Feb-17		11,500	—	Feb-10
399 Knollwood	18,805	5.75%	296	Mar-14		16,943	—	Open
141 Fifth Avenue	25,000	5.70%	—	Jun-17		26,050	—	Jun-10
500 West Putnam Avenue	25,000	5.52%	—	Jan-16		21,849	—	Open
673 First Avenue	32,578	5.67%	732	Feb-13		28,984	—	Open
55 Corporate Drive	95,000	5.75%	—	Dec-15		95,000	—	Open
625 Madison Avenue	98,144	6.27%	2,192	Nov-15		78,595	—	Open
609 Fifth Avenue	99,653	5.85%	1,272	Oct-13		92,062	—	Open
420 Lexington Avenue	110,718	8.44%	2,700	Nov-10		104,145	—	Open
711 Third Avenue	120,000	4.99%	—	Jun-15		120,000	—	Open
120 W 45th Street	170,000	6.12%	—	Feb-17		170,000	—	Jan-10
220 E 42nd Street	203,733	5.23%	3,686	Nov-13		182,342	—	Open
919 Third Avenue	229,285	6.87%	3,612	Jul-11		217,592	—	Open
485 Lexington Avenue	450,000	5.61%	—	Feb-17		450,000	—	Jan-10
1 Madison Avenue - South Building	665,784	5.91%	10,399	May-20		222,492	—	Open
	2,355,200	5.97%	24,889			1,837,554
Secured fixed rate debt - Other
609 Partners, LLC	63,891	5.00%	—	Jul-14		63,891	—	Open
	63,891	5.00%	—			63,891
Unsecured fixed rate debt
Senior Unsecured Line of Credit	160,000	5.34%	—	Jun-11		160,000	Jun-12	Open
Junior Subordinated Deferrable Interest Debentures	100,000	5.61%	—	Jun-15		100,000	—	—
Unsecured Note	150,000	5.15%	—	Jan-11		150,000	—	Open
Unsecured Note	150,000	5.88%	—	Aug-14		150,000	—	Open
Unsecured Note	200,000	7.75%	—	Mar-09		200,000	—	Open
Unsecured Note	274,684	6.00%	—	Mar-16		275,000	—	Open
Convertible Note	282,397	4.00%	—	Jun-25	(1)	287,000	—	Jun-10
Convertible Note (net)	736,779	3.00%	—	Mar-27	(2)	750,000	—	Apr-12
	2,053,860	4.68%	—			2,072,000

Total Fixed Rate Debt/Wtd Avg	4,472,951	5.36%	24,889			3,973,445

Floating rate debt
Secured floating rate debt
180-182 Broadway (Libor + 225 bps)	21,184	4.72%	—	Feb-11		21,184	—	Open
28 W 44th St (Libor + 201 bps)	125,000	4.54%	—	Aug-13		125,000	—	Open
1 Landmark Square (Libor + 185bps)	128,000	4.32%	—	Feb-09		128,000	Feb-12	Open

	274,184	4.45%	—			274,184

Unsecured floating rate debt
Senior Unsecured Line of Credit (Libor + 90 bps)	1,128,833	3.46%	—	Jun-11		1,128,833	Jun-12	Open
	1,128,833	3.46%	—			1,128,833

Total Floating Rate Debt/Wtd Avg	1,403,017	3.65%	—			1,403,017

Total Debt/Wtd Avg - Consolidated	5,875,968	4.95%	24,889			5,376,462

Total Debt/Wtd Avg - Joint Venture	1,931,923	4.91%

Weighted Average Balance & Interest Rate with SLG JV Debt	7,396,715	5.02%

(1) Notes can be put to SLG, at the option of the holder, on June 15, 2010

(2) Notes can be put to SLG, at the option of the holder, on March 30, 2012

Senior Unsecured Line of Credit Covenant Ratios
	Actual	Required
Total Debt / Total Assets	49.0%	Less than 60%
Secured Debt / Total Assets	22.1%	Less than 50%
Line Fixed Charge Coverage	2.01	Greater than 1.50
Unencumbered Assets / Unsecured Debt	55.6%	Less than 60%
Unencumbered Interest Coverage	2.63	Greater than 1.75
Maximum FFO Payout	50.7%	Less than 95%

DEBT SUMMARY SCHEDULE - Joint Venture Unaudited ($000’s omitted)

				2008			As-Of
	Principal Outstanding - 9/30/08			Principal	Maturity	Due at	Right	Earliest
	Gross Principal	SLG Share	Coupon	Repayment	Date	Maturity	Extension	Prepayment
Fixed rate debt

Mack - Green Joint Venture	11,072	5,315	6.26%	—	Aug-14	5,315	—	Open
800 Third Avenue	20,910	9,802	6.00%	—	Jul-17	9,802	—	Open
1604-1610 Broadway	27,000	12,150	5.66%	—	Apr-12	11,698	—	Open
1221 Avenue of Americas	65,000	29,250	5.51%	—	Dec-10	29,250	—	Open
Jericho Plaza	163,750	33,176	5.65%	—	May-17	33,176	—	Open
21-25 West 34th Street	100,000	50,000	5.75%	—	Dec-16	50,000	—	Dec-08
100 Park Avenue	175,000	87,325	6.52%	—	Nov-15	81,765	—	Oct-08
One Court Square	315,000	94,500	4.91%	—	Jun-15	94,500	—	Open
2 Herald Square	191,250	105,188	5.36%	—	Apr-17	105,188	—	Jul-09
1745 Broadway	340,000	109,650	5.68%	—	Jan-17	109,650	—	Dec-09
885 Third Avenue	267,650	147,208	6.26%	—	Jul-17	147,208	—	Oct-09
388/390 Greenwich Street	1,122,379	567,901	5.19%	—	Dec-17	567,901	—	Dec-09
Total Fixed Rate Debt/Wtd Avg	2,799,011	1,251,464	5.50%	—		1,245,452

388/390 Greenwich Street (Libor + 115bps)	16,000	8,096	3.62%	—	Dec-17	8,096	—	Dec-09
379 West Broadway (Libor + 165bps)	20,750	9,338	6.73%	—	Jan-10	9,338	—	Open
1551/1555 Broadway (Libor + 200 bps)	101,536	10,154	4.49%	—	Oct-09	10,154	—	Open
29 West 34th Street (Libor + 200bps)	35,449	17,725	4.58%	—	May-11	17,725	—	Open
Meadows (Libor + 135bps)	83,560	20,888	3.82%	—	Sep-12	20,000	—	Open
16 Court St (Libor + 160 bps)	83,214	29,125	4.11%	—	Oct-10	29,125	—	Open
Mack - Green Joint Venture (Libor + 275bps)	91,157	43,755	5.22%	—	May-09	43,755	—	—
1221 Avenue of Americas (Libor + 75bps)	105,000	47,250	3.22%	—	Dec-10	47,250	—	Open
521 Fifth Avenue (Libor + 100bps)	140,000	70,140	3.47%	—	Apr-11	70,140	—	Open
717 Fifth Avenue (Libor + 275 bps)	245,000	80,238	4.99%	—	Sep-11	80,238		Open
1515 Broadway (Libor + 90 bps)	625,000	343,750	3.37%	—	Nov-08	343,750	Nov-10	Open
Total Floating Rate Debt/Wtd Avg	1,546,666	680,459	3.82%	—		679,571

Total Joint Venture Debt/Wtd Avg	4,345,677	1,931,923	4.91%	—		1,925,022

SUMMARY OF GROUND LEASE ARRANGEMENTS Consolidated Statement (REIT) ($000’s omitted)

	2008 Scheduled	2009 Scheduled	2010 Scheduled	2011 Scheduled	Deferred Land	Year of
Property	Cash Payment	Cash Payment	Cash Payment	Cash Payment	Lease Obligations (1)	Maturity

Operating Leases
673 First Avenue	3,010	3,010	3,010	3,010	17,067	2037
420 Lexington Avenue (2)	14,180	12,006	12,006	12,006	—	2029	(3)
711 Third Avenue (2) (4)	1,550	1,550	1,550	750	492	2032
461 Fifth Avenue (2)	2,100	2,100	2,100	2,100	—	2027	(5)
625 Madison Avenue (2)	4,613	4,613	4,613	4,613	—	2022	(6)
1185 Avenue of the Americas (2)	8,674	8,674	8,233	6,909	—	2043

Total	34,127	31,953	31,512	29,388	17,559

Capitalized Lease
673 First Avenue	1,416	1,416	1,451	1,555	16,662	2037

(1) Per the balance sheet at September 30, 2008

(2) These ground leases are classified as operating leases and, therefore, do not appear on the balance sheet as an obligation.

(3) Subject to renewal at the Company’s option through 2080.

(4) Excludes portion payable to SL Green as owner of 50% leasehold.

(5) The Company has an option to purchase the ground lease for a fixed price on a specific date.

(6) Subject to renewal at the Company’s option through 2054.

STRUCTURED FINANCE ($000’s omitted)

	Assets	Wtd Average	Wtd Average	Current	LIBOR
	Outstanding	Assets during quarter	Yield during quarter	Yield	Rate (2)

6/30/2007	661,720	699,566	10.52%	10.62%	5.32%

Originations/Accretion (1)	45,374
Preferred Equity	29,240
Redemptions /Amortization	(53,250)
9/30/2007	683,084	714,925	10.54%	10.50%	5.12%

Originations/Accretion (1)	132,140
Preferred Equity	—
Redemptions /Amortization	(10,009)
12/31/2007	805,215	734,868	10.49%	11.31%	4.60%

Originations/Accretion (1)	4,787
Preferred Equity	—
Redemptions /Amortization/Reserves	(33,514)
3/31/2008	776,488	766,598	10.15%	10.63%	2.70%

Originations/Accretion (1)	72,193
Preferred Equity	—
Redemptions /Amortization/Reserves	(8,855)
6/30/2008	839,826	823,223	9.71%	9.92%	2.46%

Originations/Accretion (1)	107,690
Preferred Equity	542
Redemptions /Amortization/Reserves	(21,127)
9/30/2008	926,931	921,658	10.58%	10.28%	3.93%

(1) Accretion includes original issue discounts and compounding investment income.

(2) LIBOR rate is as of quarter end.

STRUCTURED FINANCE ($000’s omitted)

				Wtd Average	Current
Type of Investment	Quarter End Balance (1)	Senior Financing	Exposure Psf	Yield during quarter	Yield

New York City
Junior Mortgage Participation	$83,799	$114,250	$151	10.72%	10.47%

Mezzanine Debt	$595,563	$7,637,604	$425	10.33%	10.18%

Preferred Equity	$58,000	$214,942	$129	12.15%	12.13%

Other
Junior Mortgage Participation	$5,866	$48,198	$45	6.82%	6.66%

Mezzanine Debt	$133,921	$10,731,484	$1,674	11.42%	11.29%

Preferred Equity	$49,782	$2,546,896	$347	6.85%	6.67%

Balance as of 09/30/08	$926,931	$21,293,374	$605	10.43%	10.28%

Current Maturity Profile (2)

(1) Most investments are indexed to LIBOR and are prepayable at dates prior to maturity subject to certain prepayment penalties or fees.

(2) The weighted maturity is 5.1 years.

STRUCTURED FINANCE 10 Largest Investments ($000’s omitted)

					Senior		Current
Investment Type	Book Value (1)		Location	Collateral Type	Financing	Last $ PSF	Yield
Mezzanine Loans	$122,505	(2)	Manhattan	Office	$521,370	$600	6.95%
Mezzanine Loan	91,155		Manhattan	Retail condo	325,000	$5,741	14.23%
Mezzanine Loan	73,780		Manhattan	Office	1,139,000	$1,101	10.83%
Mezzanine Loan	68,605		Manhattan	Residential	4,215,685	$430	8.40%
Mezzanine Loan	58,303		Manhattan	Office	205,000	$379	8.46%
Preferred Equity	51,000		Manhattan	Office	214,942	$129	12.38%
Mortgage and Mezzanine	49,920		Various	Office	2,354,810	$95	8.21%
Mezzanine Loan	45,538		Los Angeles	Office	1,060,000	$252	13.44%
Mezzanine Loan	39,862		Manhattan	Office	221,549	$279	9.93%
Mezzanine Loan	38,298		Manhattan	Office / Retail	165,000	$1,705	11.33%

Total	$638,966				$10,422,356		10.17%

(1) Net of unamortized fees and discounts

(2) Represents two mezzanine positions of $94,763 and $27,742 collateralized by separate interests in the same property

SELECTED PROPERTY DATA Manhattan Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Sep-08	Jun-08	Mar-08	Dec-07	Sep-07	Rent ($ ’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store”
19 West 44th Street	Midtown	Fee Interest	1	292,000	1	99.5	100.0	100.0	100.0	97.5	13,102,212	2	1	60
120 West 45th Street	Midtown	Fee Interest	1	440,000	1	99.0	98.6	99.0	99.0	100.0	24,764,244	3	2	26
220 East 42nd Street	Grand Central	Fee Interest	1	1,135,000	4	99.7	99.3	99.4	99.4	99.3	47,461,656	7	5	32
28 West 44th Street	Midtown	Fee Interest	1	359,000	1	99.4	98.1	98.4	96.9	95.5	15,295,068	2	1	70
317 Madison Avenue	Grand Central	Fee Interest	1	450,000	1	89.6	89.6	90.7	89.6	88.8	21,388,560	3	2	89
420 Lexington Ave (Graybar)	Grand Central North	Operating Sublease	1	1,188,000	4	97.0	96.6	94.7	93.3	95.7	60,778,212	9	6	225
461 Fifth Avenue (4)	Midtown	Leasehold Interest	1	200,000	1	95.4	93.6	98.8	98.8	98.8	13,604,256	2	1	19
485 Lexington Avenue	Grand Central North	Fee Interest	1	921,000	3	100.0	99.9	99.1	98.8	98.8	48,757,308	7	5	21
555 West 57th Street	Midtown West	Fee Interest	1	941,000	3	99.3	99.6	99.6	99.6	99.6	29,577,012	4	3	15
609 Fifth Avenue	Rockefeller Center	Fee Interest	1	160,000	1	100.0	100.0	99.5	99.5	99.5	13,118,484	2	1	20
625 Madison Avenue	Plaza District	Leasehold Interest	1	563,000	2	97.6	97.6	97.6	97.6	98.8	40,056,828	6	4	30
673 First Avenue	Grand Central South	Leasehold Interest	1	422,000	1	99.7	99.8	99.8	99.8	99.8	15,700,968	2	2	9
711 Third Avenue (1)	Grand Central North	Operating Sublease	1	524,000	2	93.3	93.3	94.3	94.3	94.3	23,270,532	3	2	17
750 Third Avenue	Grand Central North	Fee Interest	1	780,000	2	95.8	99.0	98.4	98.4	98.7	37,144,620	5	4	25
810 Seventh Avenue	Times Square	Fee Interest	1	692,000	2	93.0	92.1	96.6	96.6	91.2	38,126,076	5	4	39
919 Third Avenue (3)	Grand Central North	Fee Interest	1	1,454,000	5	99.9	99.9	99.9	99.9	99.9	79,510,524		4	15
1185 Avenue of the Americas	Rockefeller Center	Leasehold Interest	1	1,062,000	3	98.9	97.9	90.9	90.9	93.3	65,402,412	9	6	22
1350 Avenue of the Americas	Rockefeller Center	Fee Interest	1	562,000	2	95.1	93.9	93.9	91.7	93.0	30,716,148	4	3	41

Subtotal / Weighted Average			18	12,145,000	38	97.7	97.6	97.1	96.8	97.0	$617,775,120	76	56	775

Adjustments
1372 Broadway (2)	Garment	Fee Interest	1	508,000	2	96.6	99.4	96.8	99.8	100.0	20,788,860		0	20
1 Madison Avenue	Park Avenue South	Fee Interest	1	1,176,900	4	99.8	99.8	99.8	99.8	99.8	61,633,188	9	6	3
331 Madison Avenue	Grand Central	Fee Interest	1	114,900	0	100.0	100.0	100.0	100.0	100.0	4,734,024	1	0	19
333 West 34th Street	Penn Station	Fee Interest	1	345,400	1	100.0	100.0	100.0	100.0	100.0	15,081,534	2	1	1
Subtotal / Weighted Average			4	2,145,200	7	99.0	99.7	99.1	99.8	99.8	$102,237,606	11	7	43

Total / Weighted Average Manhattan Consolidated Properties			22	14,290,200	46	97.9	97.9	97.4	97.3	97.5	$720,012,726	87	63	818

UNCONSOLIDATED PROPERTIES
“Same Store”
100 Park Avenue - 50%	Grand Central South	Fee Interest	1	834,000	3	80.4	67.0	69.3	74.0	91.7	39,448,848		2	32
521 Fifth Avenue - 50.1% (4)	Grand Central	Leasehold Interest	1	460,000	1	93.1	97.9	96.6	96.9	92.8	24,157,020		1	47
800 Third Avenue - 46.9%	Grand Central North	Fee Interest	1	526,000	2	98.7	98.5	95.8	94.7	96.9	30,908,964		1	26
1221 Avenue of the Americas - 45%	Rockefeller Center	Fee Interest	1	2,550,000	8	92.9	93.0	93.2	93.9	93.9	148,942,428		7	20
1515 Broadway - 55%	Times Square	Fee Interest	1	1,750,000	6	91.8	99.0	99.0	99.0	99.0	82,358,532		5	9

Subtotal / Weighted Average			5	6,120,000	19	91.4	92.0	92.2	93.5	95.6	$325,815,792		17	134

Adjustments
388 & 390 Greenwich Street - 50.6%	Downtown	Fee Interest	2	2,635,000	8	100.0	100.0	100.0	100.0	—	99,225,000		5	1
1745 Broadway - 32.3%	Midtown	Fee Interest	1	674,000	2	100.0	100.0	100.0	100.0	100.0	36,781,656		1	1
Subtotal / Weighted Average			3	3,309,000	10	100.0	100.0	100.0	100.0	100.0	$136,006,656		6	2

Total / Weighted Average Unconsolidated Properties			8	9,429,000	30	94.4	94.8	94.8	95.6	96.0	$461,822,448		23	136

Manhattan Grand Total / Weighted Average			30	23,719,200	75	96.5	96.7	96.3	96.6	97.0	$1,181,835,174			954
Manhattan Grand Total - SLG share of Annualized Rent											$895,170,290		86
Manhattan Same Store Occupancy % - Combined				18,265,000	77	95.6	95.7	95.4	95.6	96.5

Portfolio Grand Total			66	31,586,700	100	95.4	95.4	95.1	95.5	95.6	$1,406,492,859			1,462
Portfolio Grand Total - SLG Share of Annualized Rent											$1,032,789,089		100

(1) Including Ownership of 50% in Building Fee.

(2) SL Green holds a 15% interest in this consolidated joint venture asset.

(3) SL Green holds a 51% interest in this consolidated joint venture asset.

(4) SL Green holds an option to acquire the fee interest on this building.

SELECTED PROPERTY DATA Suburban Properties

			# of	Usable	% of Total	Occupancy (%)					Annualized	Annualized Rent		Total
Properties	SubMarket	Ownership	Bldgs	Sq. Feet	Sq. Feet	Jun-08	Mar-08	Dec-07	Sep-07	Jun-07	Rent ($ ’s)	100%	SLG	Tenants
					%	%	%	%	%	%	$	%	%
CONSOLIDATED PROPERTIES
“Same Store” Westchester, NY
1100 King Street	Rye Brook, Westchester	Fee Interest	6	540,000	8	90.4	90.7	91.9	94.6	98.2	13,714,274	2	2	28
100 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	6,000	0	100.0	100.0	100.0	100.0	100.0	92,952		0	1
120 White Plains Road (1)	Tarrytown, Westchester	Fee Interest	1	205,000	3	97.6	97.6	97.6	97.6	97.6	5,969,184		0	15
520 White Plains Road	Tarrytown, Westchester	Fee Interest	1	180,000	2	92.4	87.1	85.3	85.3	85.3	3,892,008	1	0	8
115-117 Stevens Avenue	Valhalla, Westchester	Fee Interest	1	178,000	2	65.9	65.9	54.3	65.2	65.2	3,303,816	0	0	14
100 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	250,000	3	78.4	78.4	87.4	87.4	87.4	5,772,948	1	1	7
200 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	245,000	3	95.7	95.7	95.7	95.7	95.7	6,620,496	1	1	9
500 Summit Lake Drive	Valhalla, Westchester	Fee Interest	1	228,000	3	81.0	78.4	77.1	77.1	77.1	4,414,212	1	1	2
140 Grand Street	White Plains, Westchester	Fee Interest	1	130,100	2	85.2	80.0	80.0	80.0	80.0	3,493,404	0	1	8
360 Hamilton Avenue	White Plains, Westchester	Fee Interest	1	384,000	5	100.0	100.0	100.0	100.0	100.0	13,144,248	2	2	14
“ Same Store” Westchester, NY Subtotal/Weighted Average			15	2,346,100	31	89.0	88.1	88.2	89.7	90.5	60,417,542	8	8	106

Adjustments - Westchester, NY
399 Knollwood Road	White Plains, Westchester	Fee Interest	1	145,000	2	96.3	96.3	96.3	98.9	99.0	3,500,064	0	0	43
Westchester, NY Subtotal/Weighted Average			16	2,491,100	32	89.4	88.6	88.7	90.2	91.0	63,917,606	9	8	149

“Same Store” Connecticut
Landmark Square	Stamford, Connecticut	Fee Interest	6	826,000	10	86.2	86.6	86.3	85.2	84.2	18,949,650	2	2	108
680 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	133,000	2	100.0	100.0	100.0	94.7	94.7	5,071,500		0	5
750 Washington Boulevard (1)	Stamford, Connecticut	Fee Interest	1	192,000	2	98.5	95.8	95.8	98.5	97.1	6,256,932		0	9
1055 Washington Boulevard	Stamford, Connecticut	Leasehold Interest	1	182,000	3	88.3	91.1	89.5	89.5	90.8	5,525,868	0	1	23
“ Same Store” Connecticut Subtotal/Weighted Average			9	1,333,000	17	89.6	89.9	89.5	88.5	87.6	35,803,950	2	3	145

Adjustments - Connecticut
7 Landmark Square	Stamford, Connecticut	Fee Interest	1	36,800	0	10.8	10.8	10.8	10.8	10.8	258,696	0	0	1
300 Main Street	Stamford, Connecticut	Fee Interest	1	130,000	2	95.3	95.3	95.3	95.3	94.7	2,025,276	0	0	21
1010 Washington Boulevard	Stamford, Connecticut	Fee Interest	1	143,400	2	95.1	94.5	95.6	95.6	96.6	3,915,648	1	0	21
500 West Putnam Avenue	Greenwich, Connecticut	Fee Interest	1	121,500	2	88.7	88.7	91.7	94.4	94.4	3,556,548	0	0	10
Adjustments - Connecticut Subtotal/Weighted Average			4	431,700	5	86.2	86.0	87.2	88.4	88.9	9,756,168	2	0	534

Connecticut Subtotal/Weighted Average			13	1,764,700	22	88.8	88.9	88.9	88.5	88.0	45,560,118	4	3	198

55 Corporate Drive, NJ (2)	Bridgewater, New Jersey	Fee Interest	1	670,000	9	100.0	100.0	100.0	100.0	100.0	21,812,124		1	1
Total / Weighted Average Consolidated Properties			30	4,925,800	63	90.6	90.3	90.3	90.9	91.1	$131,289,848	13	12	348

UNCONSOLIDATED PROPERTIES
“Same Store”
One Court Square - 30%	Long Island City, New York	Fee Interest	1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644		1	1
Subtotal/Weighted Average			1	1,402,000	18	100.0	100.0	100.0	100.0	100.0	51,082,644

Adjustments
The Meadows - 25%	Rutherford, New Jersey	Fee Interest	2	582,100	7	85.3	85.2	87.0	81.3	81.3	12,685,801		0	60
16 Court Street - 35%	Brooklyn, NY	Fee Interest	1	317,600	4	79.2	82.3	81.0	80.8	80.5	8,570,628		0	62
Jericho Plaza - 20.26%	Jericho, New York	Fee Interest	2	640,000	8	96.3	96.3	96.4	98.4	98.4	21,028,764		0	37
Subtotal / Weighted Average			5	1,539,700	20	88.6	89.2	89.7	88.3	88.2	$42,285,193		0	159

Total / Weighted Average Unconsolidated Properties			6	2,941,700	37	94.1	94.4	94.6	93.9	93.8	$93,367,837		2	160

Suburban Grand Total / Weighted Average			36	7,867,500	25	91.9	91.8	91.9	92.0	92.2	$224,657,685			508
Suburban Grand Total - SLG share of Annualized Rent											$137,618,799		14
Suburban Same Store Occupancy % - Combined				5,081,100	65	92.2	91.9	91.8	92.2	92.5

(1) SL Green holds a 51% interest in this consolidated joint venture asset.

(2) SL Green holds a 50% interest through a tenancy in common ownership.

(3) SL Green holds an option to acquire the fee interest on this property.

												Gross Total
RETAIL, DEVELOPMENT & LAND												Book Value
125 Chubb Way	Lyndhurst, NJ	Fee Interest	1	278,000	36	—	—	—	—	—	$—	$33,069,939	0	0
150 Grand Street	White Plains, NY	Fee Interest	1	85,000	11	17.5	20.1	20.1	10.6	52.9	387,720	11,932,642	1	3
141 Fifth Avenue - 50%	Flat Iron	Fee Interest	1	21,500	3	100.0	100.0	100.0	100.0	100.0	2,018,820	17,573,653	4	4
1551-1555 Broadway - 10%	Times Square	Fee Interest	1	25,600	3	100.0	100.0	100.0	100.0	—	N/A	111,281,481	N/A	N/A
1604 Broadway - 63%	Times Square	Leasehold Interest	1	29,876	4	100.0	100.0	100.0	100.0	100.0	4,596,312	7,460,170	11	3
180-182 Broadway - 50%	Cast Iron/Soho	Fee Interest	2	70,580	9	82.5	83.8	83.8	81.1	85.2	1,328,256	46,358,112	2	24
21-25 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	30,100	4	100.0	100.0	100.0	100.0	100.0	5,869,680	30,860,645	11	1
27-29 West 34th Street - 50%	Herald Square/Penn Station	Fee Interest	1	41,000	5	100.0	100.0	100.0	100.0	—	N/A	35,377,741	N/A	N/A
379 West Broadway - 45% (3)	Cast Iron/Soho	Leasehold Interest	1	62,006	8	100.0	100.0	100.0	100.0	100.0	3,192,132	22,010,907	5	6
717 Fifth Avenue - 32.75%	Midtown/Plaza District	Fee Interest	1	119,550	16	79.1	87.6	87.6	87.6	97.8	19,315,272	279,724,552	24	7
2 Herald Square - 55%	Herald Square/Penn Station	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	9,000,000	225,597,988	19	1
885 Third Avenue - 55%	Midtown/Plaza District	Fee Interest	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	11,095,000	317,313,391	23	1
Total / Weighted Average Retail/Development Properties			11	763,212	100	N/A	N/A	N/A	N/A	N/A	$56,803,192	$1,138,561,219	100	50

LARGEST TENANTS BY SQUARE FEET LEASED Manhattan and Suburban Properties

Wholly Owned Portfolio + Allocated JV Properties

									% of
			Total				% of	SLG Share of	SLG Share of
		Lease	Leased	Annualized		PSF	Annualized	Annualized	Annualized	Credit
Tenant Name	Property	Expiration	Square Feet	Rent ($)		Annualized	Rent	Rent($)	Rent	Rating (2)

Citigroup, N.A.	388 & 390 Greenwich Street, 485 Lexington Avenue, 750 Third Avenue, 800 Third Avenue, 333 West 34th Street, 750 Washington Blvd & Court Square	Various	4,789,646	$184,719,246	(1)	$38.57	13.1%	97,778,681	9.5%	AA-
Viacom International, Inc.	1515 Broadway	2010, 2012, 2013, 2015 & 2020	1,287,075	68,879,724		$53.52	4.9%	47,148,171	4.6%	BBB
Credit Suisse Securities (USA), Inc.	1 Madison Avenue	2020	1,138,143	60,004,128		$52.72	4.3%	60,004,128	5.8%	AA-
Sanofi-Aventis	55 Corporate Drive, NJ	2023	670,000	21,812,018		$32.56	1.6%	10,906,009	1.1%	AA-
Morgan Stanley & Co. Inc.	1221 Ave.of the Americas, 2 Jericho Plaza & 4 Landmark Square	Various	652,311	45,836,976		$70.27	3.3%	20,616,971	2.0%	A+
Random House, Inc.	1745 Broadway	2018	644,598	36,781,656		$57.06	2.6%	11,865,762	1.1%	BBB+
Debevoise & Plimpton, LLP	919 Third Avenue	2021	586,528	35,627,520		$60.74	2.5%	18,170,035	1.8%
Omnicom Group, Cardinia Real Estate LLC	220 East 42nd Street, 420 Lexington Avenue & 485 Lexington Avenue	2008, 2009, 2010 & 2017	577,840	22,699,056		$39.28	1.6%	22,699,056	2.2%	A-
Societe Generale	1221 Ave.of the Americas	Various	486,663	29,105,808		$59.81	2.1%	13,097,614	1.3%	AA-
The McGraw Hill Companies, Inc.	1221 Ave.of the Americas	Various	420,329	22,890,084		$54.46	1.6%	10,300,538	1.0%	A+
Advance Magazine Group, Fairchild Publications	750 Third Avenue & 485 Lexington Avenue	2021	342,720	13,340,172		$38.92	0.9%	13,340,172	1.3%
Verizon	120 West 45th Street, 1100 King Street Bldgs 1& 2, 1 Landmark Square, 2 Landmark Square & 500 Summit Lake Drive	Various	315,618	8,708,016		$27.59	0.6%	8,708,016	0.8%	A-
C.B.S. Broadcasting, Inc.	555 West 57th Street	2013 & 2017	286,037	9,917,352		$34.67	0.7%	9,917,352	1.0%	BBB
Polo Ralph Lauren Corporation	625 Madison Avenue	2019	269,269	15,131,688		$56.20	1.1%	15,131,688	1.5%	BBB+
Schulte, Roth & Zabel LLP	919 Third Avenue	2011 & 2021	263,186	14,097,216		$53.56	1.0%	7,189,580	0.7%
New York Presbyterian Hospital	555 West 57th Street & 673 First Avenue	2009 & 2021	262,448	8,491,272		$32.35	0.6%	8,491,272	0.8%
The Travelers Indemnity Company	485 Lexington Avenue & 2 Jericho Plaza	2010, 2012 & 2016	250,857	11,880,336		$47.36	0.8%	10,978,130	1.1%	A+
The City University of New York - CUNY	555 West 57th Street & 28 West 44th Street	2010, 2011, 2015 & 2016	229,044	8,215,908		$35.87	0.6%	8,215,908	0.8%
BMW of Manhattan	555 West 57th Street	2012	227,782	4,765,896		$20.92	0.3%	4,765,896	0.5%
Vivendi Universal US Holdings	800 Third Avenue	2010	226,105	11,810,292		$52.23	0.8%	5,432,734	0.5%	BBB
Sonnenschein, Nath & Rosenthal	1221 Ave.of the Americas	Various	191,825	12,463,380		$64.97	0.9%	5,608,521	0.5%
Fuji Color Processing Inc.	120 White Plains Road & 200 Summit Lake Drive	2010 & 2013	186,484	5,378,148		$28.84	0.4%	5,087,477	0.5%	A-1
D.E. Shaw and Company L.P.	120 West 45th Street	2011, 2015 & 2017	185,231	11,241,132		$60.69	0.8%	11,241,132	1.1%
Amerada Hess Corp.	1185 Ave.of the Americas	2009 & 2027	182,529	10,623,540		$58.20	0.8%	10,623,540	1.0%	BBB-

King & Spalding	1185 Ave.of the Americas	2025	159,858	8,915,520		$55.77	0.6%	8,915,520	0.9%
Teachers Insurance & Annuity Association	750 Third Avenue	2008, 2009 & 2015	147,705	7,065,924		$47.84	0.5%	7,065,924	0.7%	AAA
New York Hospitals Center/Mount Sinai	625 Madison Avenue & 673 First Avenue	2009 & 2019	146,917	5,882,760		$40.04	0.4%	5,882,760	0.6%
National Hockey League	1185 Ave.of the Americas	2022	146,241	10,733,832		$73.40	0.8%	10,733,832	1.0%
Banque National De Paris	919 Third Avenue	2016	145,834	8,141,808		$55.83	0.6%	8,141,808	0.8%
Draft Worldwide	919 Third Avenue	2013	141,260	7,336,560		$51.94	0.5%	7,336,560	0.7%	BBB

Total			15,560,083	$722,496,969	(1)	$46.43	51.4%	$485,394,787	47.0%

Wholly Owned Portfolio + Allocated JV Properties			31,586,700	$1,406,492,859	(1)	$44.53		$1,032,789,089

TENANT DIVERSIFICATION Manhattan and Suburban Properties

Based on SLG Share of Base Rental Revenue

Based on SLG Share of Square Feet Leased

Leasing Activity - Manhattan Properties Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/08			786,400

Space which became available during the Quarter (A):
Office
	317 Madison Avenue	3	8,016	8,016	$34.77
	750 Third Avenue	4	70,414	70,414	$48.61
	1515 Broadway	1	121,400	121,400	$46.88
	461 Fifth Avenue	5	25,306	25,926	$71.28
	555 West 57th Street	1	3,400	3,789	$35.67
	673 First Avenue	1	428	428	$96.30
	1372 Broadway	3	15,058	18,099	$65.39
	19 West 44th Street	4	3,372	3,475	$42.39
	521 Fifth Avenue	3	30,037	30,037	$44.73
	810 Seventh Avenue	1	3,917	3,917	$38.49
	1350 Avenue of the Americas	1	1,509	1,509	$46.77
	420 Lexington Avenue	12	11,816	15,439	$45.27
	Total/Weighted Average	39	294,673	302,449	$49.63

Retail
	1221 Sixth Avenue	1	1,799	1,799	$16.73
	625 Madison Avenue	2	5,983	5,983	$110.22
	420 Lexington Avenue	1	891	1,017	$57.18
	Total/Weighted Average	4	8,673	8,799	$84.97

Storage
	750 Third Avenue	1	2,491	2,491	$22.50
	1515 Broadway	1	1,864	1,864	$16.00
	461 Fifth Avenue	1	420	420	$27.58
	100 Park Avenue	1	545	545	$25.00
	1372 Broadway	1	55	55	$32.73
	Total/Weighted Average	5	5,375	5,375	$21.00

	Total Space became Available during the Quarter
	Office	39	294,673	302,449	$49.63
	Retail	4	8,673	8,799	$84.97
	Storage	5	5,375	5,375	$21.00
		48	308,721	316,623	$50.13

	Total Available Space		1,095,121

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated.  Excludes lease expirations where tenants heldover.

Leasing Activity - Manhattan Properties Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/08				1,095,121

Office
	317 Madison Avenue	5	4.7	7,682	8,860	$51.77	$37.63	$13.49	0.7
	485 Lexington Avenue	1	10.0	8,656	12,499	$67.10	$—	$96.00	—
	750 Third Avenue	2	10.0	45,998	52,418	$60.00	$44.18	$—	7.4
	220 East 42nd Street	1	8.8	5,350	9,884	$70.00	$37.26	$55.63	4.5
	461 Fifth Avenue	4	6.5	29,385	31,176	$94.01	$57.96	$9.21	3.1
	100 Park Avenue	2	15.4	107,793	121,444	$70.41	$41.18	$50.00	12.0
	19 West 44th Street	2	6.2	2,038	2,149	$48.95	$36.91	$4.08	—
	28 West 44th Street	1	10.0	3,343	3,966	$54.00	$39.73	$13.76	3.0
	521 Fifth Avenue	1	10.3	7,640	10,022	$68.00	$38.13	$59.87	3.0
	120 West 45th Street	1	5.0	2,086	2,105	$81.00	$53.05	$—	—
	810 Seventh Avenue	1	5.7	9,131	11,279	$78.00	$45.10	$20.00	2.0
	1350 Avenue of the Americas	2	10.3	7,151	8,202	$90.00	$—	$85.48	3.5
	1185 Avenue of the Americas	1	10.0	9,439	10,558	$36.59	$33.25	$71.04	—
	420 Lexington Avenue	8	2.7	16,087	18,124	$56.35	$40.67	$6.29	0.5
	Total/Weighted Average	32	11.0	261,779	302,686	$68.76	$43.13	$35.29	6.9

Retail
	625 Madison Avenue	2	14.4	5,983	6,155	$305.86	$107.14	$0.16	0.5
	420 Lexington Avenue	1	11.6	891	1,017	$65.00	$57.18	$—	3.0
	Total/Weighted Average	3	14.0	6,874	7,172	$271.70	$100.05	$0.14	0.8

Storage
	100 Park Avenue	2	6.0	1,012	1,128	$21.32	$—	$—	4.4
	28 West 44th Street	3	3.1	649	663	$25.00	$—	$—	—
	800 Third Avenue	2	8.7	1,312	1,312	$25.00	$—	$—	—
	1350 Avenue of the Americas	1	4.8	88	88	$25.00	$—	$—	—
	Total/Weighted Average	8	6.5	3,061	3,191	$23.70	$—	$—	1.6

Leased Space
	Office (3)	32	11.0	261,779	302,686	$68.76	$43.13	$35.29	6.9
	Retail	3	14.0	6,874	7,172	$271.70	$100.05	$0.14	0.8
	Storage	8	6.5	3,061	3,191	$23.70	$—	$—	1.6
	Total	43	11.0	271,714	313,049	$72.95	$44.56	$34.13	6.7

Total Available Space @ 9/30/08				823,407

Early Renewals
Office
	317 Madison Avenue	1	2.0	2,906	3,106	$52.00	$37.43	$—	—
	19 West 44th Street	1	1.0	807	881	$47.00	$40.62	$—	—
	521 Fifth Avenue	2	3.3	10,451	11,711	$56.74	$36.00	$1.28	—
	711 Third Avenue	1	10.0	27,955	30,035	$60.00	$45.71	$30.00	2.0
	800 Third Avenue	1	5.0	6,587	6,587	$73.00	$49.95	$—	—
	420 Lexington Avenue	1	5.0	2,919	4,061	$52.00	$35.00	$—	—
	Total/Weighted Average	7	7.1	51,625	56,381	$59.62	$42.88	$16.25	1.1

Retail
	625 Madison Avenue	1	9.6	2,866	2,866	$115.00	92.10	$—	—
	Total/Weighted Average	1	9.6	2,866	2,866	$115.00	$92.10	$—	—

Storage
	420 Lexington Avenue	1	5.0	74	79	$26.60	27.12	$—	—
	Total/Weighted Average	1	5.0	74	79	$26.60	$27.12	$—	—

Renewals
	Early Renewals Office	7	7.1	51,625	56,381	$59.62	$42.88	$16.25	1.1
	Early Renewals Retail	1	9.6	2,866	2,866	$115.00	$92.10	$—	—
	Early Renewals Storage	1	5.0	74	79	$26.60	$27.12	$—	—
	Total	9	7.2	54,565	59,326	$62.25	$45.24	$15.44	1.0

(1)	Annual Base Rent
(2)	Escalated Rent is calculated as Total Annual Income less Electric Charges
(3)	Average starting office rent excluding new tenants replacing vacancies is $68.23/rsf for 278,243 rentable SF.
Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $66.78/rsf for 334,624 rentable SF.

Leasing Activity - Suburban Properties
Available Space

Activity	Building Address	# of Leases	Usable SF	Rentable SF	Rent/Rentable SF ($’s)(1)

Vacancy at 6/30/08			645,323

Space which became available during the Quarter (A):
Office

	1100 King Street - 4 Int’l Drive	2	3,100	3,100	$24.00
	520 White Plains Road	1	2,069	2,069	$29.02
	140 Grand Street	1	2,698	2,698	$32.75
	399 Knollwood Road	1	1,054	1,054	$26.50
	1 Landmark Square	1	3,914	3,914	$30.00
	1055 Washington Boulevard	1	6,230	6,230	$32.51
	The Meadows	3	18,341	18,341	$24.56
	16 Court Street	5	13,999	18,266	$35.69
	Total/Weighted Average	15	51,405	55,672	$30.05

	Total Space became Available during the Quarter
	Office	15	51,405	55,672	$30.05
		15	51,405	55,672	$30.05

	Total Available Space		696,728

(1)  Escalated Rent is calculated as Total Annual Income less Electric Charges

(A) - Includes expiring space, relocating tenants and move-outs where tenants vacated. Excludes lease expirations where tenants heldover.

Leasing Activity - Suburban Properties
Leased Space

Activity	Building Address	# of Leases	Term (Yrs)	Usable SF	Rentable SF	New Cash Rent / Rentable SF(1)	Prev. Escalated Rent/ Rentable SF(2)	TI / Rentable SF	Free Rent # of Months

Available Space as of 9/30/08				696,728

Office
	1100 King Street - 4 Int’l Drive	1	5.0	1,740	1,950	$31.00	$21.42	$15.38	—
	520 White Plains Road	1	7.4	11,642	11,642	$25.00	$—	$40.00	3.5
	500 Summit Lake Drive	1	5.3	5,748	5,748	$26.25	$—	$34.65	3.5
	140 Grand Street	2	5.0	9,437	9,437	$40.00	$34.16	$26.02	—
	399 Knollwood Road	1	2.0	1,054	1,054	$26.50	$26.50	$—	—
	750 Washington Boulevard	1	5.2	5,238	5,238	$43.00	$35.86	$28.00	3.0
	1010 Washington Boulevard	1	2.0	642	642	$25.00	$—	$15.00	—
	1055 Washington Boulevard	1	1.0	985	985	$35.00	$46.00	$—	—
	The Meadows	4	5.1	19,371	19,867	$29.69	$23.87	$—	0.6
	16 Court Street	3	3.7	4,067	3,845	$33.36	$—	$21.99	0.3
	Total/Weighted Average	16	5.3	59,924	60,408	$31.48	$29.11	$19.55	1.5

Storage
	1010 Washington Boulevard	1	1.0	215	215	$14.00	$—	$—	—
	1055 Washington Boulevard	2	3.6	305	305	$15.00	$—	$—	0.3
	Total/Weighted Average	3	2.5	520	520	$14.59	$—	$—	0.2

Leased Space
	Office (3)	16	5.3	59,924	60,408	$31.48	$29.11	$19.55	1.5
	Storage	3	2.5	520	520	$14.59	$—	$—	0.2
	Total	19	5.3	60,444	60,928	$31.34	$29.11	$19.39	1.5

Total Available Space @ 09/30/08				636,284

Early Renewals
Office
	750 Washington Boulevard	1	1.3	16,111	16,111	$46.00	$36.26	$3.85	—
	Total/Weighted Average	1	1.3	16,111	16,111	$46.00	$36.26	$3.85	—

Renewals
	Early Renewals Office	1	1.3	16,111	16,111	$46.00	$36.26	$3.85	—
	Total	1	1.3	16,111	16,111	$46.00	$36.26	$3.85	—

(1) Annual Base Rent

(2) Escalated Rent is calculated as Total Annual Income less Electric Charges

(3) Average starting office rent excluding new tenants replacing vacancies is $34.95/rsf for 34,310 rentable SF.

Average starting office rent for office space (leased and early renewals, excluding new tenants replacing vacancies) is $38.48/rsf for 50,421 rentable SF.

ANNUAL LEASE EXPIRATIONS - Manhattan Properties

	Consolidated Properties							Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf		Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $ /psf (3)	Year 2008 Weighted Average Asking Rent $ /psf

In 1st Quarter 2008 (1)	11	21,000	0.15%	$1,235,604	$58.84	$70.71		2	383	0.00%	$5,904	$15.42	$40.00
In 2nd Quarter 2008 (1)	—	—	—	—	—	—		1	350	0.00%	$9,600	$27.43	$65.00
In 3rd Quarter 2008 (1)	15	38,904	0.27%	$1,806,912	$46.45	$57.72		2	24,215	0.27%	$931,332	$38.46	$56.20
In 4th Quarter 2008	26	150,084	1.05%	$7,661,628	$51.05	$63.91		2	12,184	0.14%	$354,504	$29.10	$62.82

Total 2008	52	209,988	1.47%	$10,704,144	$50.98	$63.44		7	37,132	0.42%	$1,301,340	$35.05	$58.29

In 1st Quarter 2009	30	195,465	1.36%	$8,349,792	$42.72	$56.94		5	42,112	0.48%	$1,601,340	$38.03	$70.09
In 2nd Quarter 2009	21	136,364	0.95%	$6,093,504	$44.69	$59.73		4	25,905	0.29%	$1,118,196	$43.17	$64.43
In 3rd Quarter 2009	22	453,189	3.16%	$21,362,694	$47.14	$54.45		2	14,157	0.16%	$683,952	$48.31	$62.46
In 4th Quarter 2009	30	278,111	1.94%	$14,552,460	$52.33	$63.84		5	38,165	0.43%	$2,506,764	$65.68	$85.81

Total 2009	103	1,063,129	7.42%	$50,358,450	$47.37	$58.04		16	120,339	1.36%	$5,910,252	$49.11	$72.96

2010	120	880,769	6.15%	$41,832,936	$47.50	$61.51		22	1,437,659	16.23%	$75,449,388	$52.48	$70.97
2011	114	868,628	6.06%	$44,690,280	$51.45	$61.70		9	150,116	1.69%	$6,720,816	$44.77	$69.38
2012	112	921,945	6.43%	$40,042,572	$43.43	$55.60		18	149,080	1.68%	$7,884,396	$52.89	$67.76
2013	97	1,171,544	8.17%	$56,507,256	$48.23	$61.27		12	1,020,878	11.52%	$60,842,328	$59.60	$80.72
2014	39	739,991	5.16%	$33,161,916	$44.81	$62.78		15	231,108	2.61%	$19,225,848	$83.19	$108.26
2015	43	557,858	3.89%	$26,235,780	$47.03	$60.74		15	311,106	3.51%	$13,798,296	$44.35	$59.77
2016	42	1,131,684	7.90%	$57,092,340	$50.45	$65.18		7	209,736	2.37%	$16,239,876	$77.43	$80.50
2017	61	1,841,188	12.85%	$94,915,416	$51.55	$61.65		5	154,846	1.75%	$10,332,720	$66.73	$64.93
Thereafter	87	4,945,057	34.50%	$264,471,636	$53.48	$67.97		28	2,401,560	27.11%	$144,892,188	$60.33	$81.15

	870	14,331,781	100.00%	$720,012,726	$50.24	$63.47		154	6,223,560	70.26%	$362,597,448	$58.26	$77.34

							(4)	2	2,634,670	29.74%	$99,225,000
								156	8,858,230	100.00%	$461,822,448

(1) Includes month to month holdover tenants that expired prior to 9/30/08.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

(4) Citigroup 13 year Net Lease at 388-390 Greenwich Street , current net rent is $37.66/psf with annual CPI escalation.

ANNUAL LEASE EXPIRATIONS - Suburban Properties

	Consolidated Properties						Joint Venture Properties
Year of Lease Expiration	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf	Number of Expiring Leases (2)	Rentable Square Footage of Expiring Leases	Percentage of Total Leased Sq. Ft.	Annualized Rent of Expiring Leases	Annualized Rent Per Leased Square Foot of Expiring Leases $/psf (3)	Year 2008 Weighted Average Asking Rent $/psf

In 1st Quarter 2008 (1)	9	69,981	1.61%	$601,032	$8.59	$10.07	4	30,736	1.13%	$611,909	$19.91	$33.42
In 2nd Quarter 2008 (1)	1	1,648	0.04%	$45,252	$27.46	$40.00	1	3,308	0.12%	$92,624	$28.00	$30.00
In 3rd Quarter 2008 (1)	5	9,644	0.22%	$296,292	$30.72	$34.74	4	22,135	0.81%	$699,792	$31.61	$31.21
In 4th Quarter 2008	10	62,984	1.45%	$1,786,344	$28.36	$38.83	4	24,433	0.90%	$652,908	$26.72	$30.95

Total 2008	25	144,257	3.32%	$2,728,920	$18.92	$24.62	13	80,612	2.96%	$2,057,233	$25.52	$31.92

In 1st Quarter 2009	13	36,706	0.85%	$1,229,592	$33.50	$39.87	6	10,446	0.38%	$340,704	$32.62	$32.09
In 2nd Quarter 2009	10	27,739	0.64%	$824,460	$29.72	$34.29	3	9,047	0.33%	$319,692	$35.34	$35.57
In 3rd Quarter 2009	11	89,100	2.05%	$3,045,516	$34.18	$37.61	8	76,107	2.79%	$2,561,940	$33.66	$34.70
In 4th Quarter 2009	23	153,688	3.54%	$4,585,440	$29.84	$42.78	7	34,922	1.28%	$1,143,216	$32.74	$33.43

Total 2009	57	307,233	7.08%	$9,685,008	$31.52	$40.17	24	130,522	4.79%	$4,365,552	$33.45	$34.21

2010	62	577,770	13.32%	$17,478,180	$30.25	$33.69	23	180,469	6.62%	$5,296,440	$29.35	$32.83
2011	71	806,527	18.59%	$23,633,208	$29.30	$36.22	25	141,453	5.19%	$4,189,428	$29.62	$31.91
2012	42	412,595	9.51%	$12,772,692	$30.96	$34.85	21	243,312	8.93%	$8,360,436	$34.36	$34.71
2013	32	403,199	9.29%	$12,927,084	$32.06	$33.75	15	73,269	2.69%	$2,298,420	$31.37	$41.43
2014	17	227,996	5.25%	$6,572,352	$28.83	$34.22	13	199,031	7.30%	$6,788,520	$34.11	$34.37
2015	17	250,042	5.76%	$7,725,084	$30.90	$34.25	8	40,037	1.47%	$1,217,004	$30.40	$34.37
2016	14	286,582	6.60%	$7,951,430	$27.75	$38.14	5	64,112	2.35%	$2,044,656	$31.89	$35.45
2017	11	95,176	2.19%	$2,886,468	$30.33	$31.63	7	59,178	2.17%	$2,209,620	$37.34	$34.80
Thereafter	12	827,762	19.08%	$26,929,422	$32.53	$37.62	10	1,513,868	55.54%	$54,540,528	$36.03	$39.41

	360	4,339,139	100.00%	$131,289,848	$30.26	$35.49	164	2,725,863	100.00%	$93,367,837	$34.25	$37.12

(1) Includes month to month holdover tenants that expired prior to 9/30/08.

(2) Tenants may have multiple leases.

(3) Represents in place annualized rent allocated by year of maturity.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Manhattan

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2008	Price ($’s) (1)

1998 Acquisitions
Mar-98	420 Lexington	Operating Sublease	Grand Central	1,188,000	83.0	97.0	$78,000,000
May-98	711 3rd Avenue	Operating Sublease	Grand Central	524,000	79.0	93.3	$65,600,000
Jun-98	440 9th Avenue	Fee Interest	Penn Station	339,000	76.0	N/A	$32,000,000
1999 Acquisitions
Jan-99	420 Lexington Leasehold	Sub-leasehold	Grand Central	—	—	—	$27,300,000
Jan-99	555 West 57th - 65% JV	Fee Interest	Midtown West	941,000	100.0	99.3	$66,700,000
Aug-99	1250 Broadway - 50% JV	Fee Interest	Penn Station	670,000	96.5	N/A	$93,000,000
Nov-99	555 West 57th - remaining 35%	Fee Interest	Midtown West	—		99.3	$34,100,000
2000 Acquisitions
Feb-00	100 Park Avenue - 50% JV	Fee Interest	Grand Central	834,000	96.5	80.4	$192,000,000
2001 Acquisitions
Jun-01	317 Madison	Fee Interest	Grand Central	450,000	95.0	89.6	$105,600,000
Acquisition of JV Interest
Sep-01	1250 Broadway - 49.9% JV (2)	Fee Interest	Penn Station	670,000	97.7	N/A	$126,500,000
2002 Acquisitions
May-02	1515 Broadway - 55% JV	Fee Interest	Times Square	1,750,000	98.0	91.8	$483,500,000
2003 Acquisitions
Feb-03	220 East 42nd Street	Fee Interest	Grand Central	1,135,000	91.9	99.7	$265,000,000
Mar-03	125 Broad Street	Fee Interest	Downtown	525,000	100.0	N/A	$92,000,000
Oct-03	461 Fifth Avenue	Leasehold Interest	Midtown	200,000	93.9	95.4	$60,900,000
Dec-03	1221 Ave of Americas - 45% JV	Fee Interest	Rockefeller Center	2,550,000	98.8	92.9	$1,000,000,000
2004 Acquisitions
Mar-04	19 West 44th Street - 35% JV	Fee Interest	Midtown	292,000	86.0	99.5	$67,000,000
Jul-04	750 Third Avenue	Fee Interest	Grand Central	779,000	100.0	95.8	$255,000,000
Jul-04	485 Lexington Avenue - 30% JV	Fee Interest	Grand Central	921,000	100.0	100.0	$225,000,000
Oct-04	625 Madison Avenue	Leasehold Interest	Plaza District	563,000	68.0	97.6	$231,500,000
2005 Acquisitions
Feb-05	28 West 44th Street	Fee Interest	Midtown	359,000	87.0	99.4	$105,000,000
Apr-05	1 Madison Ave - 55% JV	Fee Interest	Park Avenue South	1,177,000	96.0	99.8	$803,000,000
Apr-05	5 Madison Ave Clock Tower	Fee Interest	Park Avenue South	267,000	N/A	N/A	$115,000,000
Jun-05	19 West 44th Street -remaining 65%	Fee Interest	Midtown	—		99.5	$91,200,000
2006 Acquisition
Mar-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	97.0	93.1	$210,000,000
Jun-06	609 Fifth Avenue	Fee Interest	Midtown	160,000	98.5	100.0	$182,000,000
Dec-06	485 Lexington Avenue - remaining 70%	Fee Interest	Grand Central	—		100.0	$578,000,000
Dec-06	800 Third Avenue - 46.9% JV	Fee Interest	Grand Central North	526,000	96.9	98.7	$285,000,000
2007 Acquisition
Jan-07	Reckson - NYC Portfolio	Fee Interests / Leasehold Interest	Various	5,612,000	98.3	98.3	$3,679,530,000
Apr-07	331 Madison Avenue	Fee Interest	Grand Central	114,900	97.6	100.0	$73,000,000
Apr-07	1745 Broadway - 32.3% JV	Fee Interest	Midtown	674,000	100.0	100.0	$520,000,000
Jun-07	333 West 34th Street	Fee Interest	Penn Station	345,400	100.0	100.0	$183,000,000
Aug-07	1 Madison Avenue - remaining 45%	Fee Interest	Park Avenue South	1,177,000	99.8	99.8	$1,000,000,000
Dec-07	388 & 390 Greenwich Street - 50.6% JV	Fee Interest	Downtown	2,635,000	100.0	100.0	$1,575,000,000
				10,558,300			$7,030,530,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

(2) Current ownership interest is 55%. (From 9/1/01-10/31/01the company owned 99.8% of this property.)

(3) Current ownership interest is 50.1%. (From 3/17/06 - 12/14/06 the company owned 100% of the Leasehold Interest of this property.)

SUMMARY OF REAL ESTATE SALES ACTIVITY POST 1999 - Manhattan

					Sales	Sales
	Property	Type of Ownership	Submarket	Net Rentable sf	Price ($’s)	Price ($’s/SF)

2000 Sales
Feb-00	29 West 35th Street	Fee Interest	Penn Station	78,000	$11,700,000	$150
Mar-00	36 West 44th Street	Fee Interest	Grand Central	178,000	$31,500,000	$177
May-00	321 West 44th Street - 35% JV	Fee Interest	Times Square	203,000	$28,400,000	$140
Nov-00	90 Broad Street	Fee Interest	Financial	339,000	$60,000,000	$177
Dec-00	17 Battery South	Fee Interest	Financial	392,000	$53,000,000	$135
				1,190,000	$184,600,000	$156
2001 Sales
Jan-01	633 Third Ave	Fee Interest	Grand Central North	40,623	$13,250,000	$326
May-01	1 Park Ave - 45% JV	Fee Interest	Grand Central South	913,000	$233,900,000	$256
Jun-01	1412 Broadway	Fee Interest	Times Square South	389,000	$90,700,000	$233
Jul-01	110 E. 42nd Street	Fee Interest	Grand Central	69,700	$14,500,000	$208
Sep-01	1250 Broadway (1)	Fee Interest	Penn Station	670,000	$126,500,000	$189
				2,082,323	$478,850,000	$242
2002 Sales
Jun-02	469 Seventh Avenue	Fee Interest	Penn Station	253,000	$53,100,000	$210
				253,000	$53,100,000	$210
2003 Sales
Mar-03	50 West 23rd Street	Fee Interest	Chelsea	333,000	$66,000,000	$198
Jul-03	1370 Broadway	Fee Interest	Times Square South	255,000	$58,500,000	$229
Dec-03	321 W 44th Street	Fee Interest	Times Square	203,000	$35,000,000	$172
				791,000	$159,500,000	$202
2004 Sales
May-04	1 Park Avenue (2)	Fee Interest	Grand Central South	913,000	$318,500,000	$349
Oct-04	17 Battery Place North	Fee Interest	Financial	419,000	$70,000,000	$167
Nov-04	1466 Broadway	Fee Interest	Times Square	289,000	$160,000,000	$554
				1,621,000	$548,500,000	$338
2005 Sales
Apr-05	1414 Avenue of the Americas	Fee Interest	Plaza District	111,000	$60,500,000	$545
Aug-05	180 Madison Avenue	Fee Interest	Grand Central	265,000	$92,700,000	$350
				376,000	153,200,000	$407
2006 Sales
Jul-06	286 & 290 Madison Avenue	Fee Interest	Grand Central	149,000	$63,000,000	$423
Aug-06	1140 Avenue of the Americas	Leasehold Interest	Rockefeller Center	191,000	$97,500,000	$510
Dec-06	521 Fifth Avenue (3)	Leasehold Interest	Midtown	460,000	$240,000,000	$522
				800,000	400,500,000	$501
2007 Sales
Mar-07	1 Park Avenue	Fee Interest	Grand Central South	913,000	$550,000,000	$602
Mar-07	70 West 36th Street	Fee Interest	Garment	151,000	$61,500,000	$407
Jun-07	110 East 42nd Street	Fee Interest	Grand Central North	181,000	$111,500,000	$616
Jun-07	125 Broad Street	Fee Interest	Downtown	525,000	$273,000,000	$520
Jun-07	5 Madison Clock Tower	Fee Interest	Park Avenue South	267,000	$200,000,000	$749
Jul-07	292 Madison	Fee Interest	Grand Central South	187,000	$140,000,000	$749
Jul-07	1372 Broadway (4)	Fee Interest	Penn Station/Garment	508,000	$335,000,000	$659
Nov-07	470 Park Ave South	Fee Interest	Park Avenue South/Flatiron	260,000	$157,000,000	$604
				2,992,000	$1,828,000,000	$611

2008 Sales
Jan-08	440 Ninth Avenue	Fee Interest	Penn Station	339,000	$160,000,000	$472
May-08	1250 Broadway	Fee Interest	Penn Station	670,000	$310,000,000	$463
				1,009,000	$470,000,000	$466

(1) Company sold a 45% JV interest in the property at an implied $126.5mm sales price.

(2) Company sold a 75% JV interest in the property at an implied $318.5mm sales price.

(3) Company sold a 50% JV interest in the property at an implied $240.0mm sales price

(4) Company sold a 85% JV interest in the property at an implied $335.0mm sales price.

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Suburban

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2008	Price ($’s) (1)

2007 Acquisition
Jan-07	300 Main Street	Fee Interest	Stamford, Connecticut	130,000	92.5	95.3	$15,000,000
Jan-07	399 Knollwood Road	Fee Interest	White Plains, Westchester	145,000	96.6	96.3	$31,600,000
Jan-07	Reckson - Connecticut Portfolio	Fee Interests / Leasehold Interest	Stamford, Connecticut	1,369,800	88.9	87.5	$490,750,000
Jan-07	Reckson - Westchester Portfolio	Fee Interests / Leasehold Interest	Westchester	2,346,100	90.6	89.0	$570,190,000
Apr-07	Jericho Plazas - 20.26% JV	Fee Interest	Jericho, New York	640,000	98.4	96.3	$210,000,000
Jun-07	1010 Washington Boulevard	Fee Interest	Stamford, Connecticut	143,400	95.6	95.1	$38,000,000
Jun-07	500 West Putnam Avenue	Fee Interest	Greenwich, Connecticut	121,500	94.4	88.7	$56,000,000
Jul-07	16 Court Street - 35% JV	Fee Interest	Brooklyn, New York	317,600	80.6	79.2	$107,500,000
Aug-07	150 Grand Street	Fee Interest	White Plains, Westchester	85,000	52.9	17.5	$6,700,000
Sep-07	The Meadows - 25% JV	Fee Interest	Rutherford, New Jersey	582,100	81.3	85.3	$111,500,000
				5,880,500			$1,637,240,000

SUMMARY OF REAL ESTATE ACQUISITION ACTIVITY POST 1997 - Retail, Development & Land

					% Leased		Acquisition
	Property	Type of Ownership	Submarket	Net Rentable sf	at acquisition	9/30/2008	Price ($’s) (1)

2005 Acquisition
Jul-05	1551-1555 Broadway - 10% JV	Fee Interest	Times Square	25,600	N/A	100.0	$85,000,000
Jul-05	21 West 34th Street - 50% JV	Fee Interest	Herald Square	30,100	N/A	100.0	$17,500,000
Sep-05	141 Fifth Avenue - 50% JV	Fee Interest	Fllat Iron	21,500	90.0	100.0	$13,250,000
Nov-05	1604 Broadway - 63% JV	Leasehold Interest	Times Square	29,876	17.2	100.0	$4,400,000
Dec-05	379 West Broadway - 45% JV	Leasehold Interest	Cast Iron/Soho	62,006	100.0	100.0	$19,750,000
				169,082			$139,900,000

2006 Acquisition
Jan-06	25-29 West 34th Street - 50% JV	Fee Interest	Herald Square/Penn Station	41,000	55.8	100.0	$30,000,000
Sep-06	717 Fifth Avenue - 32.75% JV	Fee Interest	Midtown/Plaza District	119,550	63.1	79.1	$251,900,000
				160,550			$281,900,000

2007 Acquisition
Aug-07	180 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	24,300	85.2	82.5	$13,600,000
Apr-07	Two Herald Square - 55% JV	Fee Interest	Herald Square	N/A	N/A	N/A	$225,000,000
Jul-07	885 Third Avenue - 55% JV	Fee Interest	Midtown / Plaza District	N/A	N/A	N/A	$317,000,000
				24,300			$555,600,000

2008 Acquisition
Feb-08	182 Broadway - 50% JV	Fee Interest	Cast Iron / Soho	46,280	83.8	82.5	$30,000,000
				46,280			$30,000,000

(1) Acquisition price represents purchase price for consolidated acquisitions and purchase price or imputed value for joint venture properties.

SUPPLEMENTAL DEFINITIONS

Annualized rent is calculated as monthly base rent and escalations per the lease, as of a certain date, multiplied by 12.

Debt service coverage is adjusted EBITDA divided by total interest and principal payments.

Equity income / (loss) from affiliates are generally accounted for on a cost basis and realized gains and losses are included in current earnings. For investments in private companies, the Company periodically reviews its investments and management determines if the value of such investments have been permanently impaired. Permanent impairment losses for investments in public and private companies are included in current earnings.

Fixed charge is the total payments for interest, principal amortization, ground leases and preferred stock dividend.

Fixed charge coverage is adjusted EBITDA divided by fixed charge.

Funds available for distribution (FAD) is defined as FFO plus non-real estate depreciation, 2% allowance for straight line credit loss, adjustment for straight line ground rent, non-cash deferred compensation, a pro-rata adjustment for FAD for SLG’s unconsolidated JV, less straight line rental income, free rent net of amortization, second cycle tenant improvement and leasing cost, and recurring building improvements.

Funds from operations (FFO) is defined under the White Paper approved by the Board of Governors of NAREIT in April 2002 as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of properties, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures.

Interest coverage is adjusted EBITDA divided by total interest expense.

Junior Mortgage Participations are subordinate interests in first mortgages.

Mezzanine Debt Loans are loans secured by ownership interests.

Percentage leased represents the percentage of leased square feet, including month-to-month leases, to total rentable square feet owned, as of the date reported. Space is considered leased when the tenant has either taken physical or economic occupancy.

Preferred Equity Investments are equity investments entitled to preferential returns that are senior to common equity.

Recurring capital expenditures represents non-incremental building improvements and leasing costs required to maintain current revenues.  Recurring capital expenditures do not include immediate building improvements that were taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to “operating standard.”

Redevelopment costs are non-recurring capital expenditures incurred in order to improve buildings to SLG’s “operating standards.” These building costs are taken into consideration during the underwriting for a given property’s acquisition.

Same-store NOI growth is the change in the NOI (excluding straight-line rents) of the same-store properties from the prior year reporting period to the current year reporting period.

Same-store properties include all properties that were owned during both the current and prior year reporting periods and excludes development properties prior to being stabilized for both the current and prior reporting period.

Second generation TIs and LCs are tenant improvements, lease commissions, and other leasing costs incurred during leasing of second generation space. Costs incurred prior to leasing available square feet are not included until such space is leased. Second generation space excludes square footage vacant at acquisition.

SLG’s share of total debt to market capitalization is calculated as SLG’s share of total debt divided by the sum of total debt plus market equity and preferred stock at liquidation value. SLG’s share of total debt includes total consolidated debt plus SLG’s pro rata share of the debt of unconsolidated joint ventures less JV partners’ share of debt.  Market equity assumes conversion of all OP units into common stock.

Total square feet owned represents 100% of the square footage of properties either owned directly by SLG or in which SLG has an interest (e.g. joint ventures).

CORPORATE GOVERNANCE

Stephen L. Green

Chairman of the Board

Marc Holliday

Chief Executive Officer

Gregory F. Hughes

Chief Operating Officer and Chief Financial Officer

Andrew Mathias

President and Chief Investment Officer

Andrew S. Levine

Chief Legal Officer

ANALYST COVERAGE

Firm	Analyst	Phone	Email
Banc of America Securities, LLC	Mitchell B. Germain	(212) 847-5794	mitchell.b.germain@bofasecurities.com
Barclays Capital	Ross Smotrich	(212) 526-2306	Ross.smotrich@barcap.com
Citigroup Smith Barney, Inc.	Michael Bilerman	(212) 816-1383	michael.bilerman@citigroup.com
Credit-Suisse	Steve Benyik	(212) 538-0239	steve.benyik@credit-suisse.com
Deutsche Bank Securities, Inc.	Louis W. Taylor	(212) 250-4912	louis.taylor@db.com
Goldman Sachs & Co.	Jonathan Habermann	(917) 343-4260	jonathan.habermann@gs.com
Green Street Advisors	Michael Knott	(949) 640-8780	mknott@greenstreetadvisors.com
JP Morgan Securities, Inc.	Anthony Paolone	(212) 622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280	jsadler@keybanccm.com
Macquarie Research Equities (USA)	Nick Pirsos	(212) 231-2457	nick.pirsos@macquarie.com
Merrill Lynch	Steve Sakwa	(212) 449-0335	steve_sakwa@ml.com
Raymond James Financial, Inc.	Paul D. Puryear	(727) 567-2253	paul.puryear@raymondjames.com
RBC Capital Markets	David B. Rodgers	(440) 715-2647	dave.rodgers@rbccm.com
Stifel Nicolaus	John Guinee	(443) 224-1307	jwguinee@stifel.com
UBS Securities LLC	James C. Feldman	(212) 713 4932	james.feldman@ubs.com
Wachovia Securities, LLC	Christopher Haley	(443) 263-6773	christopher.haley@wachovia.com

SL Green Realty Corp. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding SL Green Realty Corp.’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of SL Green Realty Corp. or its management. SL Green Realty Corp. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.